UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BioMed Realty Trust, Inc.

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April 15, 2015

Dear Stockholder:

As we approach our 2015 Annual Meeting of Stockholders, your board of directors continues to greatly value direct engagement with our stockholders. We would like to take this opportunity to highlight the following areas of particular significance for the board this past year:

Focused Execution on Business Model for Building Sustainable Growth

BioMed Realty Trust, Inc.’s successful 2014 operating and financial performance demonstrate the continued strong execution on the company’s business model that company co-founders Alan Gold, our Chairman, President and Chief Executive Officer, and Gary Kreitzer, our Director and Executive Vice President, pioneered and an unwavering focus on the creation of long-term, sustainable value for our stockholders. These results were achieved with strong performance across the business. Through the focused dedication of our industry-leading team of professionals, the company achieved consistent strong growth in top line revenues (increasing total revenues by 5.9%, 23.0% and 18.2% year-over-year in 2014, 2013 and 2012, respectively) and bottom line profitability (increasing CFFO per diluted share by 5.4%, 13.7% and 9.2% year-over-year in 2014, 2013 and 2012, respectively), with an emphasis on high-quality and sustainable results.

Corporate Governance

Your board of directors has a history of strong and effective corporate governance and is committed to fulfilling its duties as a steward of the company. The board continually monitors developments regarding corporate governance and enhancing its capabilities, and we welcome stockholder input on these issues. In 2013 and 2014, we took significant steps to further enhance BioMed Realty’s corporate governance, including the adoption of majority voting for directors, term limits for independent directors and an anti-pledging policy for all executives and directors. In early 2015, we established a formal lead independent director position, and appointed Dan Bradbury to serve in that position. Establishing this position further demonstrates the strong independent oversight of your board, and further enhances the channels of communication between the board, management and stockholders.

Board Development and Composition

Board Refreshment.  Your board of directors regularly adds directors to infuse new ideas and fresh perspectives in the boardroom. The nominating and corporate governance committee is focused on how the experience and skill set of each individual director complements those of fellow directors to create a balanced board with diverse viewpoints, deep expertise and a strong industry-specific knowledge base.

Independent Directors.  Your board members standing for re-election include four engaged independent directors with diverse skills and expertise. We look forward to building on this foundation as we continue to identify and attract additional perspectives to help us advance our position as the leading life science real estate provider. M. Faye Wilson, an integral member of our board of directors for the past decade, is retiring from our board at the end of her term and is not standing for re-election, in accordance with our term limit policy. Her considerable expertise in commercial real estate finance and executive leadership provided great insights and stewardship in overseeing BioMed Realty’s growth, strategy and success over the past decade.

The BioMed Realty board of directors is honored to serve you as the company’s stockholders, and looks forward to clearly distinguishing the company as the leading provider of real estate solutions for the life science industry for the years, and decades, to come.

The BioMed Realty Board of Directors

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Date and time:	Wednesday, May 27, 2015 at 8:00 a.m. Pacific Time

Place:	BioMed Realty Corporate Headquarters 17190 Bernardo Center Drive San Diego, CA 92128

Record date:

March 17, 2015. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting.

Date of mailing:

We began mailing a Notice of Internet Availability of Proxy Materials on or about April 15, 2015, and provided access to our proxy materials over the Internet beginning on April 15, 2015 for the beneficial owners of our common stock.

Items of business:	1. To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify;
2. To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;
3. To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement; and
4. To transact such other business as may be properly presented at the annual meeting or any postponement or adjournment of the meeting.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this proxy statement and our annual report and how to authorize your proxy online or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We are also sending proxy materials to any stockholder who has elected to receive its proxy materials by mail.

Your proxy is important. Whether or not you plan to attend the annual meeting, please authorize your proxy by Internet or telephone, or, if you received a paper copy of the materials by mail, mark, sign, date and return your proxy card, so that your shares will be represented at the annual meeting. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan P. Klassen
Secretary

San Diego, California

April 15, 2015

BIOMED REALTY TRUST, INC.

17190 Bernardo Center Drive

San Diego, California 92128

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2015

The board of directors of BioMed Realty Trust, Inc., a Maryland corporation (the “company” or “BioMed Realty”), is soliciting proxies for exercise at the 2015 annual meeting of stockholders to be held on Wednesday, May 27, 2015 at 8:00 a.m., local time, and at any postponement or adjournment thereof. The annual meeting will be held at the corporate offices of BioMed Realty, 17190 Bernardo Center Drive, San Diego, California 92128. This proxy statement will be first furnished or sent to stockholders on or about April 15, 2015.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

•	FOR the election of the board of directors’ nominees for director, or for a substitute or substitutes in the event a nominee or nominees are unable to serve or decline to do so,

•	FOR the ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2015, and

•	FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

As to any other business which may properly come before the annual meeting and be submitted to a vote of the stockholders, proxies received by the board of directors will be voted in the discretion of the designated proxy holders. A proxy may be revoked by written notice to the Secretary of BioMed Realty at any time prior to the annual meeting, by executing a later dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke a proxy.

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

•

By Telephone – Beneficial stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and who live in the United States or Canada may submit proxies by telephone by calling the telephone number indicated in the notice and following the instructions. These stockholders will need to have the control number that appears on their notice available when authorizing their vote. Beneficial stockholders who have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by telephone by calling the number on the card and following the instructions. These stockholders will need to have the control number that appears on their card available when authorizing their vote.

•

By Internet – Beneficial stockholders who received a Notice of Internet Availability may submit proxies over the Internet by following the instructions on the notice. Beneficial stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•

By Mail – Stockholders who received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

We will bear the cost of the solicitation of proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. We have also retained the services of Georgeson Inc., an independent proxy solicitation firm, to assist in the solicitation of proxies. Georgeson will receive a fee of approximately $15,000 for its services and will be reimbursed for its out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	1

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 27, 2015

Electronic copies of our proxy statement and annual report are available at www.biomedrealty.com/14ar.

Voting

Holders of record of our common stock, $.01 par value per share, at the close of business on March 17, 2015 will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. As of March 17, 2015, 203,563,054 shares of our common stock were outstanding and represent our only securities entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting on any matter will constitute a quorum at the annual meeting. Directors are elected by a majority of the total votes cast for and against such nominee. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the approval, on a non-binding, advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement require the affirmative vote of a majority of the votes cast on the proposal.

Votes cast by proxy or in person at the annual meeting will be counted by the person appointed by us to act as inspector of election for the annual meeting. If you hold your shares through a bank, broker or other institution and you do not provide your voting instructions to them, that firm has the discretion to vote your shares on matters that the New York Stock Exchange has determined are routine. Routine items include the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. The bank, broker or institution that holds your shares cannot vote your shares on non-routine matters, such as the election of directors and the advisory vote to approve the compensation of the named executive officers as disclosed in this proxy statement, unless you provide your voting instructions to them. We refer to a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner as a “broker non-vote.” We only count broker non-votes and abstentions in determining whether a quorum is present, and broker non-votes and abstentions, if any, will not be counted as votes cast and will have no effect on the result of the vote on proposals 1, 2 and 3. You should instruct your broker, bank or other institution on how to vote your shares by following the voting instructions provided by your broker, bank or other institution.

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

If you have any questions or need any assistance in voting your shares of our common stock, please contact our proxy solicitor:

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(866) 695-6078 (Toll Free)

Stockholder Proposals

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2016 must be received by us no later than December 17, 2015, in order to be included in our proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a director nomination or proposal of other business at the 2016 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between November 17, 2015 and 5:00 p.m., Pacific Time, on December 17, 2015. If the stockholder fails to give timely notice as required by our current bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current bylaws include other requirements for director nominations and proposals of other business with which a stockholder must comply to make a nomination or business proposal.

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Annual Report

We sent a Notice of Internet Availability and provided access to our annual report over the Internet to stockholders of record on or about April 15, 2015. The annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

If any person who was a beneficial owner of our common stock on the record date for the annual meeting of stockholders desires additional information, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of BioMed Realty at such date. Requests should be directed to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San  Diego, California 92128, Attention: Secretary.

Stockholders Sharing the Same Address

The rules promulgated by the Securities and Exchange Commission permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement, annual report and Notice of Internet Availability to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement, annual report and Notice of Internet Availability. If you would like to opt out of this practice for future mailings and receive separate proxy statements, annual reports and Notices of Internet Availability for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement, annual report or Notice of Internet Availability without charge by sending a written request to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary, or by telephone at (858) 485-9840. We will promptly send additional copies of the proxy statement, annual report or Notice of Internet Availability upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement, annual report or Notice of Internet Availability can request delivery of a single copy of the proxy statement, annual report or Notice of Internet Availability by contacting their broker, bank or other intermediary or sending a written request to BioMed Realty Trust, Inc. at the address above.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	3

PROPOSAL 1

ELECTION OF DIRECTORS

All of the members of the board of directors are elected annually. We have not received notice of any additional candidates to be nominated for election as directors at the 2015 annual meeting and the deadline for notice of additional candidates has passed. Consequently, the election of directors will be an uncontested election and the provisions of our bylaws providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee at the annual meeting at which a quorum is present. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, he or she must, pursuant to our Corporate Governance Guidelines, submit his or her resignation to the board of directors. The nominating and corporate governance committee of the board will consider such tendered resignation and recommend to the board whether to accept it. The board will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier death, resignation, retirement or removal.

Our board of directors has nominated and recommends for election as directors the six individuals named herein to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. All of the nominees are presently directors of BioMed Realty, and following the annual meeting there will be no vacancies on the board. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the board of directors, or the board of directors, on the recommendation of the nominating and corporate governance committee, may reduce the size of the board and number of nominees. The board of directors does not believe at this time that any substitute nominee or nominees will be required. There are no family relationships between any of our directors or executive officers. We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each board member in the individual biographies below.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR each of the nominees set forth below.

Information Regarding Nominees

The tables below set forth the name, position with BioMed Realty and age of each nominee for director as of March 17, 2015, along with the particular skills of each director that contribute to our board’s collective ability to effectively direct the management of the business and affairs of the company. M. Faye Wilson is retiring from our board of directors at the end of her term and is not standing for re-election at the annual meeting. The board of directors has passed a resolution reducing the size of the board from seven to six directors, effective at the annual meeting.

4	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Summary of Board Experience

	Alan D. Gold	Gary A. Kreitzer	Daniel M. Bradbury	William R. Brody	Theodore D. Roth	Janice L. Sears
Deep life science industry experience and understanding	X	X	X	X	X
Extensive commercial real estate experience	X	X				X
Relevant CEO/President experience	X		X	X	X
High level of financial and capital markets experience	X		X		X	X
Highly accomplished in academics with strong university relationships				X
Risk oversight/ management expertise	X	X	X	X	X	X

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	5

Alan D. Gold Chairman, President and Chief Executive Officer since 2004 Age 54

Industry experience:

•    Our Chairman and Chief Executive Officer since our formation in 2004, and our President since February 2015, having previously served as President from 2004 to 2008

•    Chairman, President and Chief Executive Officer of our privately held predecessor, Bernardo Property Advisors, Inc., from August 1998 until August 2004

•    Co-founder, President and director of Alexandria Real Estate Equities, Inc., a publicly traded real estate investment trust, or REIT, specializing in acquiring and managing laboratory properties for lease to the life science industry, from its predecessor’s inception in 1994 until he resigned as President in August 1998 and as a director at the end of 1998

•    Managing partner of Gold Stone Real Estate Finance and Investments, a partnership engaged in the real estate and mortgage business, from 1989 to 1994

•    Assistant Vice President of Commercial Real Estate for Northland Financial Company, a full service commercial property mortgage banker, from 1989 to 1990

•    Real Estate Investment Officer — Commercial Real Estate for John Burnham Company, a regional full service real estate company, from 1985 to 1989

Board experience:

•    Current member of the Salk Institute for Biological Studies Board of Trustees

•    Current director of CatchMark Timber Trust, Inc., a publicly traded REIT

•    Former director and member of the audit committee of American Assets Trust, Inc., a publicly traded REIT, from 2011 to 2013

Education:

•    Bachelor of Science Degree in Business Administration from San Diego State University

•    Master of Business Administration from San Diego State University

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Gary A. Kreitzer Director and Executive Vice President since 2004 Age 60

Industry experience:

•    Our Executive Vice President and director since our formation in 2004

•    Our General Counsel from 2004 until August 2012

•    Executive Vice President, General Counsel and director of our privately held predecessor, Bernardo Property Advisors, Inc., from December 1998 until August 2004

•    Co-founder, Senior Vice President and In-House Counsel of Alexandria Real Estate Equities, Inc. from its predecessor’s inception in 1994 until December 1998

•    In-House Counsel and Vice President for Seawest Energy Corporation, an alternative energy facilities development company, from 1990 to 1994

•    In-House Counsel, Secretary and Vice President for the Christiana Companies, Inc., a publicly traded investment and real estate development company, from 1982 to 1989

Education / other:

•    Bachelor of Arts Degree in Economics from the University of California, San Diego

•    Juris Doctor Degree, with honors, from the University of San Francisco

•    Member of the California State Bar

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	7

Daniel M. Bradbury Director since 2013 Age 53 Lead Independent Director Chair, Nominating & Corporate Governance Committee Member, Compensation Committee

Industry experience:

•    Managing member of BioBrit, LLC, a life science consulting and investment firm

•    Chief Executive Officer of Amylin Pharmaceuticals, Inc., from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012

•    President of Amylin Pharmaceuticals, Inc., from June 2006 until March 2007, Chief Operating Officer from June 2003 to June 2006, and Executive Vice President from June 2000 until June 2003, having joined Amylin in 1994

Board experience:

•    Current director of publicly traded life science companies Illumina, Inc., Geron Corporation, Corcept Therapeutics Inc. and Biocon Limited

•    Current director of privately held life science organizations Castle Biosciences Inc., Microdermis Corporation, DiaVacs, Inc., Profil Institute for Clinical Research, Freedom Meditech, Inc., Troia Therapeutics, Inc., Sensulin, LLC, Liquid Grids and Renova Therapeutics

•    Member of the board of trustees for the Keck Graduate Institute of the Claremont Colleges

•    Member of the Advisory Council of the University of California San Diego’s Rady School of Management

Education:

•    Bachelor of Pharmacy from Nottingham University

•    Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom

8	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

William R. Brody, M.D., Ph.D. Director since 2013 Age 71 Member, Compensation Committee

Industry experience:

•    President of the Salk Institute for Biological Studies since March 2009

•    President of The John Hopkins University from 1996 to 2009

•    President and Chief Executive Officer of Resonex, Inc., a medical imaging company, from 1984 to 1987

•    Associate Professor and then Professor of the Departments of Radiology and Electrical Engineering at Stanford University from 1977-1986

•    Authored over 100 research publications and holds two patents in the field of medical imaging

•    Co-founder of several privately held medical device companies

•    Governing boards of several professional medical and biomedical organizations

•    Extensive consulting and science advisory board experience in the biomedical science industry

•    Former member of the President’s Foreign Intelligence Advisory Board, the Science Board of the Food and Drug Administration and the Corporation of the Massachusetts Institute of Technology

Board experience:

•    Current director and member of the corporate governance committee of International Business Machines Corporation

•    Current director and member of the compensation committee of Novartis AG

•    Independent director and trustee for funds of T. Rowe Price

•    Member of the Board of Trustees of Stanford University

Education:

•    Bachelor and Master of Science Degrees in Electrical Engineering from Massachusetts Institute of Technology

•    Doctorate of Philosophy and Doctorate in Medicine from Stanford University

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	9

Theodore D. Roth Director since 2004 Age 63 Chair, Compensation Committee Member, Audit Committee

Industry experience:

•    President of Roth Capital Partners, LLC, an investment banking firm, since July 2010, and Managing Director from February 2003 to June 2010

•    President, Chief Operating Officer and other senior management positions at Alliance Pharmaceutical Corp. for over 15 years prior to joining Roth Capital Partners, LLC

Board experience:

•    Director of Targeson, Inc., a privately held biotechnology company, since 2009

•    Director of Orange 21 Inc. from 2005 to 2009

•    Director of Alliance Pharmaceutical from 1998 to 2002

•    Member of the Iowa Wesleyan College Board of Trustees since 2010

Education / other:

•    Juris Doctor Degree from Washburn University

•    Master of Laws in Corporate and Commercial Law from the University of Missouri in Kansas City

•    Previously Chairman of the board of directors of the San Diego Regional Chamber of Commerce

•    Current Chairman of the board of directors of Rady Children’s Hospital and Health Center

10	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Janice L. Sears Director since 2014 Age 54 Member, Audit Committee Member, Nominating & Corporate Governance Committee

Industry experience:

•    Managing Director, Western Regional Head in the Real Estate, Gaming & Lodging Group at Banc of America Securities from June 1998 to May 2009

•    San Francisco Market President of Bank of America from October 2007 to May 2009

•    Head of Client Management for Bank of America’s Commercial Real Estate Group in California from June 1988 to June 1998

•    Real Estate Economist at Chemical Bank and Citicorp from September 1982 to June 1988

Board experience:

•    Current director and member of the audit and capital markets committees of Essex Property Trust, Inc., a publicly traded REIT

•    Current chair of the board of directors of The Swig Company, a privately held owner of office properties nationwide

Education / other:

•    Bachelor of Science Degrees in Economics and Business Administration with a Minor in Communications from the University of Delaware

•    Former President and Treasurer of the San Francisco Chapter of the National Charity League

•    Previously a member of the boards of directors of the San Francisco Chamber of Commerce, the San Francisco Economic Development Council and Leadership San Francisco

•    Former member of the National Associate of Real Estate Investment Trusts and the Urban Land Institute

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	11

ADDITIONAL INFORMATION REGARDING THE BOARD

Board Independence

Our board of directors has determined that each of our current directors, except for Messrs. Gold and Kreitzer, has no material relationship with BioMed Realty (either directly or as a partner, stockholder or officer of an organization that has a relationship with BioMed Realty) and is “independent” within the meaning of our director independence standards, which include the New York Stock Exchange director independence standards, as currently in effect. Furthermore, our board of directors has determined that each of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee has no material relationship with BioMed Realty (either directly or as a partner, stockholder or officer of an organization that has a relationship with BioMed Realty) and is “independent” within the meaning of our director independence standards.

Board Meetings and Lead Independent Director

Our board of directors held six meetings during fiscal 2014. Each director attended over 93% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board of directors on which he or she served during the period for which he or she was a director.

To ensure free and open discussion among the independent directors of the board, regularly scheduled executive sessions are held, at which only independent directors are present. In February 2015, our board of directors established a formal lead independent director position, and Mr. Bradbury was selected to serve in that position. See “Board Leadership Structure” below for a more complete description of our lead independent director’s duties.

Committees of the Board

Our board of directors has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee, all of which are composed entirely of independent directors. The committee charters are available on our website at www.biomedrealty.com. The information contained on our website is not incorporated by reference into and does not form a part of this proxy statement.

Current Committee Membership(1)

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel M. Bradbury	—	X	Chair
William R. Brody, M.D., Ph.D.	—	X	—
Theodore D. Roth	X	Chair	—
Janice L. Sears	X	—	X
M. Faye Wilson(2)	Chair	—	X
Number of Meetings in 2014	4	4	2

(1)	The board of directors periodically reviews committee membership and may rotate membership during the year. Accordingly, the membership described in the table may change during 2015.

(2)	Ms. Wilson is retiring from our board of directors at the end of her term and is not standing for re-election at the annual meeting.

Audit Committee.    The audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The audit committee appoints, assists and meets with the independent registered public accounting firm, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual proxy statement. Our board of directors has determined that each of Mr. Roth, Ms. Sears and Ms. Wilson is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

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Compensation Committee.    The compensation committee reviews and approves our compensation philosophy and the compensation and benefits of our executive officers and Section 16 officers; reviews and approves all executive officers’ employment agreements and severance arrangements; administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans; reviews and approves policies concerning perquisite benefits, policies regarding compensation paid to our executive officers in excess of limits deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and policies with respect to change of control and “parachute” payments; reviews and approves policies concerning stock ownership guidelines and adjustments or recovery of incentive awards or payments based on restated financials; and reviews the compensation discussion and analysis included in our proxy statement and produces an annual report on executive compensation for inclusion in our proxy statement.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee develops and recommends to our board of directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establishes criteria for prospective members of our board of directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors and its committees, recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and its committees and recommends to our board of directors the slate of directors to be elected at each annual meeting of our stockholders.

Our board of directors may from time to time establish certain other committees to facilitate the management of BioMed Realty.

Board Leadership Structure

Our board of directors is comprised of Mr. Gold, Mr. Kreitzer, our Executive Vice President, and five independent directors. Our board has three standing independent committees with separate chairs — the audit, compensation, and nominating and corporate governance committees. Ms. Wilson is retiring from our board of directors at the end of her term and is not standing for re-election at the annual meeting. The slate of six directors recommended for election at the 2015 annual meeting of stockholders consists of four independent directors.

Our board of directors possesses considerable business experience and understanding of our company, including the opportunities and risks that we face. The board of directors believes that our company and its stockholders are currently best served by having Mr. Gold serve as our Chairman and our President and Chief Executive Officer, along with a lead independent director that assumes specific responsibilities on behalf of the independent directors, as described below. By combining these positions, Mr. Gold serves as a bridge between the board and the operating organization and provides critical leadership for the strategic initiatives and challenges of the future. Mr. Gold is the director most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development and execution. Our independent directors bring experience, oversight and expertise from outside the company and across various disciplines, including real estate, finance, life science, public company management and academics, while our President and Chief Executive Officer brings extensive company-specific and life science real estate experience and expertise. Our board of directors believes that the combined roles of Chairman and President and Chief Executive Officer promotes strategy development and execution, and facilitates the flow of information between management and our board, which are essential to effective governance and success in achieving business goals. The board of directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or a separate director, should serve as Chairman of the board. This flexibility permits the board to organize its functions and conduct its business in a manner it deems most effective under the then-current circumstances.

One of the key responsibilities of our board of directors is to oversee development of strategic direction and hold management accountable for the execution of strategy once it is developed. Our board of directors believes the combined roles of Chairman and President and Chief Executive Officer, in combination with our independent directors comprising a large majority of the board, is in the best interest of our company because it provides the appropriate balance between strategy development and independent oversight of management.

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Lead Independent Director.  In February 2015, in response to feedback received from our stockholders, our board of directors established a formal lead independent director role, and selected Mr. Bradbury to serve in that position. Our board believes that the establishment of a lead independent director role enhances and provides further assurances to our stockholders regarding the strong independent oversight exercised by our board of directors. Specific responsibilities for the lead independent director include, among others that may be assigned from time to time:

•	Consulting with the Chairman as to meeting agendas, schedules and materials for the board of directors to assure that the board can effectively and responsibly perform its duties;

•	Calling and presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of independent directors;

•	Serving as a liaison between the Chairman and the independent directors and between the independent directors and senior management;

•	Authorizing the retention of outside advisors and consultants who report to the board on board-wide issues; and

•	If requested by stockholders, ensuring that he or she is available for consultation and direct communication.

Our board believes that the current board leadership structure, with a lead independent director and a large majority of independent directors, each of whom has a different perspective and role in discussions based on his or her experience across various disciplines as described above, with active participation by independent directors in chairing and serving on board committees, and with complete and open lines of communication and access to the Chairman, President and Chief Executive Officer and other members of management, is operating effectively to foster productive, timely and efficient communications among the independent directors and management.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term corporate performance and enhance stockholder value. As such, our board, as a whole and at the committee level, focuses on the company’s general risk management strategy, the most significant risks facing the company, and the implementation of risk mitigation strategies by management.

In connection with its review of the operations of our company’s business segments and corporate functions, the board addresses the primary risks associated with those business segments and functions. As a part of this process, our board regularly receives reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, information security, strategic and reputational risks, as well as general updates on the company’s financial position, budgets, financing activities, results of operations, tenants, leasing and development activities and other department-specific activities.

In addition, the board’s committees are responsible for reviewing risk management strategies in certain areas. The compensation committee is responsible for reviewing the management of risks relating to the company’s compensation plans and arrangements. The audit committee reviews management of financial risks, including risks associated with financial accounting and audits and internal control over financial reporting, in addition to monitoring cybersecurity initiatives with regular updates from the company’s information technology senior management. The nominating and corporate governance committee reviews risks associated with the independence of our board of directors, adherence to corporate governance standards, and management development and leadership succession policies and programs. While each committee is responsible for evaluating certain risks, our entire board of directors is regularly informed through committee reports about such risks, including when a matter rises to the level of a material or enterprise level risk. This process enables our board and its committees to coordinate the risk oversight role, particularly with respect to the interrelationship of risks.

Our management is responsible for day-to-day risk management. Our accounting, legal and internal audit functions serve as the primary monitoring divisions for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying,

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evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels, and working with the board or its committees as necessary to design and implement risk management strategies.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing BioMed Realty and that our board leadership structure supports this approach.

Compensation Committee Interlocks and Insider Participation

There were no insider participations or compensation committee interlocks among the members of the compensation committee during fiscal year 2014. At all times during fiscal year 2014, the compensation committee was comprised solely of independent, non-employee directors.

Director Qualifications

The nominating and corporate governance committee has not set minimum qualifications for board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the board, the nominating and corporate governance committee considers the following criteria: (1) personal and professional integrity, ethics and values, (2) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, (3) experience in our industry and with relevant social policy concerns, (4) diversity of viewpoint, professional experience, education and background, both on an individual level and in relation to the board as a whole, (5) experience as a board member of another publicly held company, (6) academic expertise in an area of our operations and (7) practical and mature business judgment, including ability to make independent analytical inquiries.

Both the board and the nominating and corporate governance committee believe that diversity of skills, perspectives and experiences among board members improves the board’s oversight and evaluation of management on behalf of the stockholders and produces more creative thinking and better strategic solutions by the board. Although we do not have a formal policy concerning diversity of director nominees, the nominating and corporate governance committee considers, though not exclusively, the distinctive skills, perspectives and experiences that candidates who are diverse in gender, ethnic background, geographic origin and professional experience have to offer. Our board of directors evaluates each individual in the context of our board as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Director Evaluations

The board also reviews its effectiveness through its annual self-evaluation process that is undertaken by the nominating and corporate governance committee. The nominating and corporate governance committee will also periodically engage an independent, third-party governance expert to interview each director to obtain his or her assessment of the effectiveness of the board and committees, as well as director performance and board dynamics. Following its assessment, the third-party governance expert organizes and summarizes the individual assessments for discussion with the board and committees. The nominating and corporate governance committee assesses the board’s contribution as a whole and identifies areas in which the board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the board, and the results are reviewed with the board and its committees. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board. Pursuant to our corporate governance guidelines, absent an excuse that is acceptable to the board in its discretion, any director failing to attend at least 75% of the aggregate number of board meetings and meetings of committees on which he or she serves in each fiscal year will not be nominated for re-election to the board at the next annual meeting.

Identifying and Evaluating Nominees for Directors

The nominating and corporate governance committee identifies nominees by first evaluating the current members of our board willing to continue in service. Current members with qualifications and skills that are

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consistent with the nominating and corporate governance committee’s criteria for board service are re-nominated. As to new candidates, the nominating and corporate governance committee will generally poll board members and members of management for their recommendations. The nominating and corporate governance committee may also hire a search firm if deemed appropriate to identify and perform background due diligence on potential candidates. An initial slate of candidates will be presented to the chair of the nominating and corporate governance committee, who will then make an initial determination as to the qualification and fit of each candidate. Candidates will be interviewed by the Chief Executive Officer and independent board members. The nominating and corporate governance committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to our board of directors. Recommendations received from stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the nominating and corporate governance committee.

The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to articles supplementary designating the rights of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

Each of the nominees for election as director at the annual meeting has been recommended by the nominating and corporate governance committee to stand for election or reelection.

Stockholder Recommendations for Director Nominees

The nominating and corporate governance committee’s policy is to consider candidates recommended by stockholders. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors and how the candidate satisfies the board’s criteria. The stockholder must also provide such other information about the candidate as would be required by the Securities and Exchange Commission rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of BioMed Realty stockholdings. All communications are to be directed to the chair of the nominating and corporate governance committee, c/o BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary. For any annual meeting, recommendations received (1) prior to the date that is 150 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting, or (2) after the date that is 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting, will not be considered timely for consideration by the nominating and corporate governance committee for that annual meeting.

Compensation of Directors

In 2014, each of our directors who was not an employee of our company or our subsidiaries received $50,000 for service as a director. The chair of the audit committee received an additional $20,000 annual fee and each non-employee director who chaired any other committee of the board of directors received an additional $15,000 annual fee for each committee chaired. In addition, each non-employee director received a fee of $1,500 for each board of directors meeting attended in person or by telephone during this period and a fee of $1,500 for each committee meeting attended in person or by telephone.

Non-employee directors received fees for attending committee meetings whether or not a meeting of the board of directors was held on the same day. Non-employee directors were also reimbursed for reasonable expenses incurred to attend board of directors and committee meetings. Directors who were employees of the company or its subsidiaries did not receive compensation for their service as directors.

Our non-employee directors also receive automatic grants of restricted stock under our incentive award plan. Prior to August 27, 2014, we granted shares of restricted stock to each non-employee director who was initially elected or appointed to our board of directors on the date of such initial election or appointment equal in value to $80,000, based on the closing price of our common stock on the date of such grant. In addition, on the date of each annual meeting of stockholders each non-employee director who continues to serve on our board of directors will be granted shares of restricted stock equal in value to $80,000, based on the closing price of our common stock on the

16	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

date of such grant. The restricted stock granted to non-employee directors vests one year from the date of grant. On the date of the 2014 annual meeting of stockholders, each non-employee director was granted 3,726 shares of restricted stock, which vest one year from the date of grant.

On and after August 27, 2014, we grant shares of restricted stock to each non-employee director who is initially elected or appointed to our board of directors on the date of such initial election or appointment equal in value to $80,000, based on the closing price of our common stock on the date of such grant, multiplied by a fraction, the numerator of which is the number of calendar days during the period commencing on the date of such non-employee director’s initial election to our board of directors and ending on the first anniversary of the our most recent annual meeting of stockholders, and the denominator of which is 365.

The table below summarizes the compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2014.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation	Total
Daniel M. Bradbury	$ 76,860	$ 79,997	$—	$156,857
William R. Brody, M.D., Ph.D.	62,000	79,997	—	141,997
Theodore D. Roth	86,547	79,997	—	166,544
Janice L. Sears	49,088	159,989	—	209,077
M. Faye Wilson	87,453	79,997	—	167,450
Barbara R. Cambon(3)	26,467	—	—	26,467
Edward A. Dennis, Ph.D.(3)	24,967	—	—	24,967
Richard I. Gilchrist(3)	29,607	—	—	29,607

(1)

Alan D. Gold, our Chairman, President and Chief Executive Officer, and Gary A. Kreitzer, our Executive Vice President, are not included in this table because they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Gold and Kreitzer as employees is shown in the Summary Compensation Table on page 54.

(2)

Represents the grant date fair value of restricted stock awarded in 2014 based on the closing price of our common stock on the date of such grants, as determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation, or ASC Topic 718. During 2014, Ms. Wilson and Messrs. Bradbury, Brody and Roth were each granted 3,726 shares of restricted stock. In connection with her appointment to our board of directors in April 2014 and her continued service as a director at the date of our annual meeting, Ms. Sears was granted an aggregate of 7,651 shares of restricted stock during 2014. The shares vest one year from the applicable date of grant, and represent the only unvested shares of restricted stock held by our non-employee directors at December 31, 2014.

(3)	On May 29, 2014, Ms. Cambon and Messrs. Dennis and Gilchrist retired from our board of directors at the end of their terms.

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Stock Ownership Guidelines for Non-Employee Directors

Under our company’s stock ownership guidelines, each non-employee director is expected to, within five years of the later of August 25, 2010 or the date on which such person is appointed to the board, own shares of the company’s common stock or securities convertible or exchangeable into shares of the company’s common stock with a market value of no less than five times his or her annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees. Each non-employee director was in compliance with the stock ownership guidelines for the year ended December 31, 2014. Stock ownership guidelines for our executive officers, including Messrs. Gold and Kreitzer, are described below under “Executive Compensation and Other Information — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers.” The table below shows each non-employee director’s equity ownership in the company as a multiple of his or her cash retainer and the minimum ownership level required pursuant to these guidelines for each of our non-employee directors as of December 31, 2014:

Non-Employee Director	Dollar Value of Equity Ownership as a Multiple of Cash Retainer(1)	Minimum Ownership Level Required as a Multiple of Cash Retainer(2)
Daniel M. Bradbury	5.6x	2.0x
William R. Brody, M.D., Ph.D.	3.5x	2.0x
Theodore D. Roth	17.0x	5.0x
Janice L. Sears	3.3x	1.0x
M. Faye Wilson	19.5x	5.0x

(1)	Calculated by multiplying the aggregate number of shares of common stock held by each non-employee director by the closing price of $21.54 per share of our common stock on December 31, 2014.

(2)

Represents the minimum ownership level required as a multiple of cash retainer for the next anniversary as the guidelines are phased in over a five-year period from the later of August 25, 2010 or the date on which each director is appointed to the board. Messrs. Bradbury and Brody were each appointed to our board of directors in 2013, and Ms. Sears was appointed to the board in April 2014.

Succession Planning and Management Development

The board recognizes that one of its most important duties is to identify and develop executive talent at the company. Continuity of excellent leadership at all levels of the company is part of the board’s mandate for delivering superior performance to stockholders. As such, the board is actively engaged and involved in succession planning. The board regularly devotes significant time at its meetings and, with one-on-one discussions with management, discusses talent at all business and functional leadership levels across the company. High-performing potential leaders are given exposure and visibility to board members through formal presentations and informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including economic environment, recruiting and development programs. The board also has short-term contingency plans in place for emergency and ordinary-course contingencies, such as the departure, death, or disability of the Chief Executive Officer or other executive officers.

Director Tenure

The board believes that a key element for the company’s continued success is to balance the experience and valuable contributions of longer-serving directors on the one hand, and the need for renewal and fresh perspectives on the other. The board’s policy is that non-employee directors not stand for re-election to the board at the next annual meeting after having served ten consecutive years. However, our board may make exceptions to this term limitation on a case-by-case basis after considering all of the applicable facts and circumstances. Our board, taking into consideration the retirement of three directors in 2014 and Ms. Wilson’s expected retirement this year at the end of her term, determined to grant Mr. Roth an exception to his term limitation for 2015, to ensure an orderly appointment and rotation of new directors.

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Retirement

In consideration of the term limits for our non-employee directors described above, our board does not have a policy requiring directors to retire or resign from the board after attaining a certain age.

Director Orientation and Continuing Education

Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with our business, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management and other sources. Directors also attend third-party offered board education courses.

Board Access to Senior Management, Independent Accountants and Counsel

Directors have complete access to our independent registered public accounting firm, and to senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to the board’s discharge of its duties.

Policy Governing Stockholder and Third Party Communications with the Board of Directors

Our board of directors welcomes communications from our stockholders. Any stockholder or other interested party who wishes to communicate with the board, non-management directors as a group, a committee of the board or a specific director may do so by letters addressed to the attention of our General Counsel, at our principal office, 17190 Bernardo Center Drive, San Diego, California 92128. The General Counsel is directed to forward each appropriate communication to the director or directors for whom it is intended.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We encourage, but do not require, our board members to attend the annual meeting of stockholders. All of our then-current directors and nominees attended our 2014 annual meeting of stockholders, which was held on May  28, 2014.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to our officers, employees and directors. The Code of Business Conduct and Ethics describes each employee’s responsibility to conduct business with the highest ethical standards and provides guidance in preventing, reporting and remediating potential compliance violations in key areas. In addition, our board of directors has adopted Corporate Governance Guidelines to assist the board in the exercise of its responsibilities and to serve the interests of BioMed Realty and its stockholders. The Code of Business Conduct and Ethics and Corporate Governance Guidelines are posted on our website at www.biomedrealty.com.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015, and our board of directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. KPMG LLP has audited our financial statements since our inception in 2004. Representatives of KPMG LLP are expected to be present at the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees. The aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for the indicated services for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Audit Fees(1)	$ 1,240,000	$ 1,330,160
Audit Related Fees(2)	368,000	1,196,500
Tax Fees(3)	—	30,000
All Other Fees	—	—
Total	$ 1,608,000	$ 2,556,660

(1)

Audit fees consist of fees for professional services performed by KPMG LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, services in connection with securities offerings, and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of the effectiveness of internal control over financial reporting.

(2)

Audit related fees consist of fees for professional services performed by KPMG LLP for the audit of joint venture financial statements in 2013 and 2014, and the audit of Regulation S-X Rule 3-05 financial statements and due diligence assistance relating to our acquisition of Wexford Science & Technology in 2013.

(3)

Tax fees consist of fees for professional services performed by KPMG LLP for tax due diligence related to our acquisition of Wexford Science & Technology. Certain other tax fees not included in the table were paid to Ernst & Young LLP and PricewaterhouseCoopers LLP, neither of which is our independent registered public accounting firm.

Our audit committee has established a policy that requires all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee or a designated audit committee member. These services may include audit services, audit related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the audit committee or a designated audit committee member, who is responsible for reporting to the audit committee any such pre-approvals at the next scheduled committee meeting. Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm and may decide to retain the firm, even in the absence of stockholder ratification. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company.

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

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Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December  31, 2015.

Audit Committee Report

The audit committee of the board of directors of BioMed Realty Trust, Inc., a Maryland corporation, oversees BioMed Realty’s financial accounting and reporting processes and the audits of the financial statements of BioMed Realty. All committee members satisfy the definition of independent director set forth in the listing standards of the New York Stock Exchange. The board of directors has adopted a written charter for the audit committee, a copy of which is available on BioMed Realty’s website at www.biomedrealty.com.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

BioMed Realty’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of BioMed Realty’s consolidated financial statements with U.S. generally accepted accounting principles. KPMG LLP met with the committee and expressed its judgment as to the quality, not just the acceptability, of BioMed Realty’s accounting principles and discussed with the committee other matters as required under the standards of the Public Company Accounting Oversight Board (United States), including those matters required under Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP discussed the auditors’ independence from BioMed Realty and from BioMed Realty’s management and delivered to the audit committee the written disclosures and the letter satisfying the applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the audit committee concerning independence.

The committee discussed with BioMed Realty’s independent registered public accounting firm the overall scope and plan of its audit. The committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of internal control over financial reporting and the overall quality of financial reporting. The audit committee performed and discussed evaluations of BioMed Realty’s independent registered public accounting firm, internal auditor and chief financial officer.

In reliance on the reviews and discussions referred to above, the committee has recommended that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

M. Faye Wilson, Chair

Theodore D. Roth

Janice L. Sears

Date of report: February 2, 2015

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PROPOSAL 3

APPROVAL OF THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

We believe that our executive compensation program, policies and procedures are founded on pay for performance and are strongly aligned with the long-term interests of our stockholders. This proposal, commonly known as “Say on Pay,” gives stockholders the opportunity to express their favor or disfavor with the company’s executive compensation program, policies and procedures.

Response to 2014 “Say on Pay” Vote and Stockholder Outreach

At our 2014 annual meeting of stockholders, holders of approximately 61.4% of the shares represented at the meeting voted to approve, on an advisory basis, our executive compensation.

Because this is below the stockholder approval rate that our compensation committee expects, we engaged in a broad outreach program to obtain further feedback from our stockholders on our executive compensation practices, reaching out to our largest 100 stockholders representing 80% of our total shares outstanding. From the discussions with our stockholders, we learned that our stockholders generally approve of the structure of our executive compensation program and support the pay for performance alignment we have consistently demonstrated. However, some stockholders suggested that revisions to the “new investments” performance measure for our annual bonus plan may be appropriate.

Over the course of several meetings, the compensation committee and senior management reviewed the results of this feedback and information from several stockholder advisory services, and considered potential compensation program changes as a result. The changes that were chosen are summarized below and are described in greater detail in the “Compensation Discussion and Analysis” section.

Adjustments to Annual Bonus Plan

Setting high performance expectations has been and continues to be a key foundation of our corporate culture. In response to previous stockholder feedback, we adjusted the 2014 new investments performance measure, increasing the threshold, target and maximum levels each by $400 million from 2013 levels, to $400 million, $600 million and $800 million, respectively. As discussed in detail in the “Compensation Discussion and Analysis” section of this proxy statement, despite another highly active and focused year for new investments, the company’s 2014 performance relative to this goal and to our leverage ratio were slightly below target, further illustrating the challenging nature of these goals.

Our compensation committee also determined to establish a new corporate performance measure for the 2015 performance year, relating to the company’s initial guidance for 2016 core funds from operations (excluding acquisitions-related expenses) (CFFO) per diluted share to be issued publicly later in 2015. The compensation committee believes this new forward-looking corporate performance measure will provide further alignment of executive incentives with consistent, sustainable growth in financial performance.

Benchmarking

Our compensation committee utilizes a peer group that is “right-sized” and balanced, while also factoring in qualitative considerations. When our compensation committee determined target compensation amounts for the 2014 performance year in January 2014, with the financial data available to it as of September 30, 2013, our company was exactly at the 50th percentile in total assets in our peer group, and our Chief Executive Officer’s total target direct compensation fell exactly at the 50th percentile of our peer group as well.

Pay for Performance

Realized Compensation. While the company’s 2014 total stockholder return (TSR) of 26.5% was below the peer group’s average TSR of 31.9% and represented a strong level of absolute performance in any other context, our

22	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Chief Executive Officer’s total 2014 realized compensation (calculated as described in the Compensation Discussion and Analysis section) decreased 4.5% year-over-year, primarily the result of the rigor of our annual bonus plan performance measures and 50% of equity awards granted that are performance-based and tied entirely to our company’s relative total stockholder return compared to our peer group.

BioMed Realty Emphasizes Incentive Compensation over Fixed Cash Compensation. The significant majority of target total direct compensation is variable (or “at-risk”) — 87% for our Chief Executive Officer and 79% for our other executive officers. “At-risk” pay is tied to the achievement of corporate and individual performance objectives or stock price performance. Furthermore, 70% and 59% of target total direct compensation (performance units and restricted stock) is tied directly to stock price performance for our Chief Executive Officer and other executive officers, respectively.

The compensation committee and the independent members of the board of directors have carefully evaluated our overall executive compensation program and believe that it is well designed to achieve our objectives of retaining talented executives and rewarding superior performance in the context of our business risk environment.

For these reasons, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that BioMed Realty’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in BioMed Realty’s Proxy Statement for the 2015 annual meeting of stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

Approval of the advisory vote regarding the compensation of the named executive officers described in this proposal 3 requires the affirmative vote of a majority of the votes cast on the proposal.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 17, 2015, except as otherwise set forth in the footnotes to the table, the beneficial ownership of shares of our common stock and shares of common stock into which units of limited partnership in our operating partnership, BioMed Realty, L.P., a Maryland limited partnership of which we are the sole general partner, are exchangeable for (1) each person who is the beneficial owner of 5% or more of our outstanding common stock, (2) each executive officer named in the Summary Compensation Table below and in the section “Executive Officers” (the “named executive officers”), (3) each director and nominee for director and (4) executive officers and directors as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds operating partnership units as opposed to shares of common stock is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change in control of the company.

Name and Address	Number of Shares of Common Stock and Units Beneficially Owned(1)	Percentage of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares of Common Stock and Units Beneficially Owned(2)(3)
Alan D. Gold(4)	1,769,350	*	*
R. Kent Griffin, Jr.(5)	391,368	*	*
Gary A. Kreitzer(6)	981,094	*	*
Matthew G. McDevitt(7)	111,554	*	*
Greg N. Lubushkin(8)	139,693	*	*
James R. Berens(9)	307,319	*	*
John P. Bonanno(10)	72,938	*	*
Jonathan P. Klassen(11)	53,725	*	*
Karen A. Sztraicher(12)	100,604	*	*
Daniel M. Bradbury(13)	11,658	*	*
William R. Brody(13)	8,095	*	*
Theodore D. Roth(13)	27,646	*	*
Janice L. Sears(14)	7,651	*	*
M. Faye Wilson(13)(15)	31,646	*	*
The Vanguard Group, Inc.(16)	27,669,003	13.6%	13.6%
Cohen & Steers, Inc.(17)	24,470,066	12.0	12.0
BlackRock, Inc.(18)	18,070,183	8.9	8.9
All executive officers and directors as a group (12 persons)(19)	3,511,419	*	1.7

* Less than 1%.

(1)	Amounts assume that all units are exchanged for shares of our common stock.

(2)	Based on a total of 203,563,054 shares of our common stock outstanding as of March 17, 2015.

(3)

Based on a total of 5,083,400 limited partnership units and 322,074 LTIP units outstanding as of March 17, 2015, which may be exchanged for cash or shares of our common stock under certain circumstances. The total number of shares of common stock and units outstanding used in calculating these percentages assumes that none of the units held by other persons are exchanged for shares of our common stock.

(4)

Includes 928,098 limited partnership units, 72,700 LTIP units and 244,910 shares of restricted stock held by Mr. Gold directly. Also includes Mr. Gold’s interest in 179,038 limited partnership units held by entities in which Messrs. Gold and Kreitzer share voting and investment power and 113,644 limited partnership units held in irrevocable children’s trusts.

24	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

(5)

Includes 43,209 LTIP units held by Mr. Griffin directly. In connection with Mr. Griffin’s cessation of employment on February 25, 2015, Mr. Griffin and the company entered into an employment transition and consulting agreement, pursuant to which 126,202 shares of restricted stock held by Mr. Griffin directly became fully vested. Mr. Griffin’s beneficial ownership is as of March 5, 2015, the date of effectiveness of his employment transition and consulting agreement.

(6)

Includes 642,528 limited partnership units, 80,879 LTIP units and 3,714 shares of restricted stock held by Mr. Kreitzer directly. Also includes 80,000 limited partnership units held by Ventanas Del Mar, L.P., over which Mr. Kreitzer has sole voting and investment power, and includes Mr. Kreitzer’s interest in 109,715 limited partnership units held by entities in which Messrs. Gold and Kreitzer share voting and investment power.

(7)

Includes 70,000 LTIP units held by Mr. McDevitt directly. In connection with Mr. McDevitt’s cessation of employment on December 30, 2014, Mr. McDevitt and the company entered into an employment transition and consulting agreement, pursuant to which 41,554 shares of restricted stock held by Mr. McDevitt directly will continue to vest in accordance with the terms of the agreement. Mr. McDevitt’s beneficial ownership is as of December 30, 2014.

(8)	Includes 61,026 shares of restricted stock held by Mr. Lubushkin directly.

(9)

Includes 31,696 shares of restricted stock held by Mr. Berens directly. Also includes 272,491 limited partnership units which are subject to certain restrictions and held by Waterford Equities, LLC, over which Mr. Berens has sole voting and investment power.

(10)

Includes 63,108 shares of restricted stock held by Mr. Bonanno directly. Mr. Bonanno was promoted to Executive Vice President, Leasing & Development in February 2015, having previously served in other roles at the company since 2008, most recently as Senior Vice President, Leasing & Development.

(11)

Includes 46,171 shares of restricted stock held by Mr. Klassen directly. Mr. Klassen was promoted to Executive Vice President, General Counsel and Secretary in February 2015, having previously served in other roles at the company since 2004, most recently as Senior Vice President, General Counsel and Secretary.

(12)

Includes 47,962 shares of restricted stock held by Ms. Sztraicher directly. Ms. Sztraicher serves as Executive Vice President, Asset Management of the company, having previously served in other roles at the company since 2004, most recently as Senior Vice President, Asset Management.

(13)	Includes 3,726 shares of restricted stock.

(14)	Includes 7,651 shares of restricted stock. Ms. Sears was appointed to our board of directors on April 4, 2014.

(15)	Ms. Wilson is retiring from our board of directors at the end of her term and is not standing for re-election at the annual meeting.

(16)

Includes 113,810 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts. Also includes 465,700 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. Also includes 14,485,507 shares beneficially owned by Vanguard Specialized Funds — Vanguard REIT Index Fund. Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power over these shares. The Vanguard Group, Inc.’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The foregoing information is based on The Vanguard Group, Inc.’s Schedule 13G/A and Vanguard Specialized Funds — Vanguard REIT Index Fund’s Schedule 13G/A, filed with the Securities and Exchange Commission on February 11, 2015 and February 6, 2015, respectively.

(17)

Includes 24,371,318 shares beneficially owned by Cohen & Steers Capital Management, Inc. and 98,748 shares beneficially owned by Cohen & Steers UK Limited, an affiliate of Cohen & Steers, Inc. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment adviser. Cohen & Steers, Inc.’s address is 280 Park Avenue, 10th Floor, New York, New York 10017. The foregoing information is based on Cohen & Steers, Inc.’s Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015.

(18)

Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock (Luxembourg) S.A., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10022. The foregoing information is based on BlackRock, Inc.’s Schedule 13G/A filed with the Securities and Exchange Commission on January 15, 2015.

(19)	Excludes Messrs. Griffin and McDevitt, who ceased employment with the company in February 2015 and December 2014, respectively.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	25

EXECUTIVE OFFICERS

Our executive officers as of April 15, 2015 are as follows:

Name	Position
Alan D. Gold	Chairman, President and Chief Executive Officer
Gary A. Kreitzer	Executive Vice President
Greg N. Lubushkin	Chief Financial Officer
James R. Berens	President, Wexford Science & Technology
John P. Bonanno	Executive Vice President, Leasing & Development
Jonathan P. Klassen	Executive Vice President, General Counsel & Secretary
Karen A. Sztraicher	Executive Vice President, Asset Management

Biographical information for Messrs. Lubushkin, Berens, Bonanno and Klassen and Ms. Sztraicher is set forth below. In February 2015, Mr. Griffin ceased employment with the company, and in December 2014, Mr. McDevitt ceased employment with the company. Biographical information with respect to Messrs. Gold and Kreitzer is set forth above under “Election of Directors — Information Regarding Nominees.”

Greg N. Lubushkin Chief Financial Officer Age 62

Industry experience:

•    Our Chief Financial Officer since May 2010

•    Our Vice President, Chief Accounting Officer from 2007 to 2010

•    Chief Accounting Officer, ECC Capital Corporation, a publicly traded mortgage REIT that invested in residential mortgage loans, from 2004 to 2007

•    Audit partner, PricewaterhouseCoopers LLP, a public accounting firm, from 1988 to 2004

•    Staff member, PricewaterhouseCoopers LLP, a public accounting firm, from 1977 to 1988

Education / memberships:

•    Bachelor of Science Degree in Business Administration, emphasis in Accounting and Finance, from the University of California at Berkeley

•    American Institute of Certified Public Accountants

26	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

James R. Berens President, Wexford Science & Technology Age 61

Industry experience:

•    Our President, Wexford Science & Technology, since June 2013

•    Previously Founder and Chairman of Wexford Science & Technology from 1998 until its merger with BioMed Realty in May 2013, a private real estate company focused on the specialized needs of universities, university-related research parks and healthcare systems

•    President of Townsend Capital, LLC from 1996 until Mr. Berens’ purchase of Wexford Science & Technology from Townsend Capital with other investors in 2005

•    Various senior management positions at Bank of America and its predecessor banks from 1978 to 1996

Education:

•    Bachelor of Arts Degree in Finance from Pennsylvania State University

•    Masters of Business Administration Degree from the University of Virginia

John P. Bonanno Executive Vice President, Leasing & Development Age 49

Industry experience:

•    Our Executive Vice President, Leasing & Development since February 2015

•    Our Senior Vice President, Leasing & Development from 2010 to 2015

•    Our Vice President, Development from 2008 to 2010

•    Co-founder and President of Phase 3 Properties, Inc., specializing in real estate solutions for life science companies, including the acquisition, development, leasing and management of laboratory buildings in California, Seattle and North Carolina, from 2000 to 2006

•    First Vice President at CB Richard Ellis, serving in various positions from 1990 to 2000

Education:

•    Bachelor of Science Degree in Business Administration from the University of Southern California

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	27

Jonathan P. Klassen Executive Vice President, General Counsel and Secretary Age 39

Industry experience:

•    Our Executive Vice President, General Counsel and Secretary since February 2015

•    Our Senior Vice President, General Counsel and Secretary from August 2012 to February 2015

•    Our Vice President, Assistant General Counsel and Secretary from December 2008 to August 2012, and in other corporate legal roles after joining the company in 2004

•    Attorney with Latham & Watkins LLP from 2000 to 2004, focused on corporate finance transactions, mergers and acquisitions and general company representation

Education / memberships:

•    Bachelor of Arts Degree in Economics from the University of Pennsylvania

•    Juris Doctor Degree, cum laude, from the University of Pennsylvania

•    Member of the California State Bar

Karen A. Sztraicher Executive Vice President, Asset Management Age 51

Industry experience:

•    Our Executive Vice President, Asset Management since August 2012

•    Our Senior Vice President, Asset Management from 2009 to 2012

•    Our Vice President, Treasury and Finance from 2007 to 2009, Vice President, Chief Accounting Officer from 2005 to 2007 and Senior Controller from 2004 to 2005

•    Chief Financial Officer from 1999 to 2004 and Vice President, Accounting from 1997 to 1999 of GMS Realty, LLC, a private real estate company focused on acquiring, developing and operating retail properties in the western United States

Education / memberships:

•    Bachelor of Science Degree in Business Administration from Cal State Polytechnic University, Pomona

•    Became a certified public accountant in 1988

28	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program, including determinations regarding the compensation of our named executive officers for 2014. The following table identifies our named executive officers and their positions in 2014:

Name	Position	Biography
Alan D. Gold	Chairman, President and Chief Executive Officer	Page 6
Kent Griffin	Former President and Chief Operating Officer	N/A
Gary A. Kreitzer	Executive Vice President	Page 7
Greg N. Lubushkin	Chief Financial Officer	Page 26
Matthew G. McDevitt	Former Executive Vice President, Real Estate	N/A

In February 2015, Mr. Griffin ceased employment as President and Chief Operating Officer of the company. In December 2014, Mr. McDevitt ceased employment as Executive Vice President, Real Estate of the company, and as a result did not participate in our compensation committee’s executive compensation and performance reviews for 2014.

Messrs. Berens, Bonanno and Klassen and Ms. Sztraicher were each promoted to the position of executive officer in 2015, and as a result are not included in this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis is divided into four sections:

Section 1. Executive Summary — provides an overview of our company’s 2014 performance, our executive compensation philosophy and practices and our 2014 compensation determinations.

Section 2. Compensation Philosophy and Methodology — provides detail regarding our compensation philosophy and process for determining executive compensation.

Section 3. 2014 Compensation Determinations — discusses the 2014 compensation determinations for our named executive officers.

Section 4. Other Compensation Policies — provides detail regarding other important compensation policies of our company.

Section 1. Executive Summary

Key Takeaways of Our Executive Compensation Program

In the detail that follows, we illustrate the pay-for-performance and best practices focus of our executive compensation program, and highlight these points as key takeaways:

•

We seek out stockholder feedback, having reached out to the large majority of our stockholders each year for their perspectives on our executive compensation program, and have implemented certain recommended changes with a focus on further enhancing our program’s effectiveness (See “— Investor Feedback and Our Response: Focus on the Annual Bonus Plan” below).

•

If our company underperforms our peers, our executive pay follows. Our TSR was 26.5% for 2014 and 73.2% for the five year period ended December 31, 2014. However, since 2012, we focus 50% of our equity awards on our multi-year TSR relative to our peer group and our TSR has lagged our peers in recent years. This focus on both absolute and relative performance contributed to the following results:

•

The realizable value of our Chief Executive Officer’s equity awards has averaged over $1.2 million less per year over the past three years than the corresponding grant date fair values of equity awards as disclosed in our Summary Compensation Table for those years, and with performance units paying out at 0%, 30% and 8% of target for 2012, 2013 and 2014, respectively (See “— CEO Realizable vs. Summary Compensation Table Pay” and “Pay Decisions at a Glance — Long-Term Incentives” below).

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	29

•

Our Chief Executive Officer’s total realized compensation declined year-over-year during the last two years, including a 4.5% year-over-year decline in 2014 (See “— Pay for Performance Alignment” and “— Pay Decisions at a Glance — 2014 Total Realized Compensation” below).

•

Our Chief Executive Officer’s total realized direct compensation was over $1.2 million less than the reported total direct compensation disclosed in our Summary Compensation Table for 2014 (See “— Pay for Performance Alignment” and “— Pay Decisions at a Glance — 2014 Total Realized Compensation” below).

•

Our corporate performance measures are carefully constructed and demonstrably challenging, as evidenced by the rigorous operating assumptions required to hit these targets, and our below target performance on two of four measures in 2014, despite another strong year of operating and financial performance (See “Section 3. 2014 Compensation Determinations — Annual Cash Bonus Plan: A Closer Look at the Performance Measures” and “— Key Business Highlights” below).

•

Our benchmarking is right-sized and balanced. We focus on the relevant peers for our industry, and benchmark such that we are at the median of our peer group in total assets, and our Chief Executive Officer’s target total direct compensation is at the median as well (See “— Pay Decisions at a Glance — Benchmarking” and “Section 2. Compensation Philosophy and Methodology” below).

•	We are focused universally on executive compensation best practices (see “— Executive Compensation Practices at a Glance” and “Section 4. Other Compensation Policies” below).

Our Business Focus

2014 was a tremendous year for BioMed Realty on a number of fronts (see “— Key Business Highlights” below), as we continued to focus on the following key elements that create value for the benefit of our stockholders and build on the long-term success of our company:

•

Maximizing the value of our existing properties through new leases and lease renewals that drive occupancy and utilization of our fully integrated asset management team to generate operational efficiencies at the property level;

•

Making highly selective acquisitions of new properties utilizing our extensive tenant analysis and rigorous risk-based underwriting, while seeking to create additional value in certain of these properties through lease-up, redevelopment or additional development; and

•	Proactively managing our balance sheet and liquidity to position ourselves to take advantage of future opportunities and ensure that we are properly capitalized for the long-term.

We believe our continued success is driven in large part by the unrivaled expertise in acquisitions, leasing, development, asset management and finance of our experienced, highly knowledgeable leadership team.

The primary purpose of our executive compensation program is to ensure we continue to hire and incentivize key leaders who are focused on the sustained success of our company and creating value for the benefit of our stockholders. To this end, we consider carefully the feedback of our stockholders and their advisors with respect to executive pay in order to ensure we are responsibly balancing the best interests of our executives with those of our company and investors. In addition, making sure our investors understand the rationale for the design of our executive compensation program is a top priority, as ongoing support for our pay decisions is critical to our overall success.

Investor Feedback and Our Response: Focus on the Annual Bonus Plan

Although a majority of stockholders supported our 2014 say-on-pay vote, the compensation committee of the board of directors recognized that a significant number of stockholders did not support the proposal. In response, we immediately engaged in a broad outreach program to better understand our stockholders’ perceptions and concerns. We contacted our largest 100 stockholders representing 80% of our total shares outstanding. From the discussions with our stockholders, we learned that our stockholders generally approve of the structure of our executive compensation program, the rigor of the performance measures under our annual bonus plan (which were described

30	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

in detail in last year’s proxy statement) and support the pay for performance alignment we have consistently demonstrated. However, some stockholders suggested that revisions to the “new investments” performance measure for our annual bonus plan may be appropriate.

Over the course of several meetings, the compensation committee and senior management reviewed the results of this feedback and information from several stockholder advisory services, and considered potential compensation program changes as a result.

Setting high performance expectations has been and continues to be a key foundation of our corporate culture. In response to previous stockholder feedback, we adjusted the 2014 new investments performance measure, increasing the threshold, target and maximum levels each by $400 million from 2013 levels, to $400 million, $600 million and $800 million, respectively. As discussed in detail below, despite another highly active and focused year for new investments, the company’s 2014 performance relative to this goal and to our leverage ratio were slightly below target, further illustrating the challenging nature of these goals.

The compensation committee also determined to establish a new corporate performance measure, in addition to the current corporate performance measures, for its 2015 performance year, relating to the company’s initial guidance for 2016 CFFO1 per diluted share to be issued publicly later in 2015, which is described in more detail below. The compensation committee believes this new corporate performance measure, in combination with the existing corporate performance measures, provides further alignment of executive incentives for consistent, sustainable growth in financial performance.

Key Business Highlights

Under the leadership of our management team, in 2014 our company continued its strong execution on its strategy outlined above, highlighted by the following achievements:

•	CFFO and Dividends per Diluted Share — Bottom-Line Results and Returning Value to Stockholders:

•	We increased 2014 CFFO by 5.4% over 2013 (which followed 13.7% and 9.2% year-over-year increases in 2013 and 2012, respectively).

•

Our continued strong operating and financial performance resulted in a 5.8% year-over-year increase in dividends per share of common stock declared for 2014 (which followed 8.5% and 10.0% year-over-year increases in dividends declared for 2013 and 2012, respectively), excluding the special dividend of $0.30 per share declared in December 2014 as a result of our strategic disposition of the 9911 Belward Campus Drive manufacturing facility in Rockville, Maryland.

Dividends and CFFO

1 For discussions of core funds from operations (excluding acquisition-related expenses) (CFFO), net operating income (NOI), and reconciliations of CFFO and NOI to net income available to common stockholders, calculated in accordance with U.S. generally accepted accounting principles (GAAP), please refer to our company’s supplemental operating and financial data for the quarter ended December 31, 2014, furnished as Exhibit 99.2 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 5, 2015.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	31

•	Leasing Volume: In 2014, we executed 203 leasing transactions representing approximately 2.8 million square feet, the highest gross leasing volume in the company’s history.

•

Including leasing activity in the fourth quarter of 2013, we executed approximately 3.3 million square feet of gross leasing transactions, representing approximately 218% of our previously disclosed five-quarter goal of 1.5 million square feet. The charts below show our leasing success over the five quarters ended December 31, 2014:

•

Our company’s long-term, sustained leasing success is further illustrated when viewed over a multi-year period, the strength of which resulted in our operating portfolio being 91.6% leased at year-end 2014, with positive net absorption for the year, including pre-leasing, of approximately 579,100 square feet:

•

This leasing success, in combination with the expertise of our integrated facilities and property management teams, also delivered continued strong operating results at the property level, as illustrated by our sustained growth in same property net operating income — cash basis throughout 2014 (which was on the heels of very strong years in 2012 and 2013, where same property net operating income — cash basis grew at 6.1% and 6.6% year-over-year in the fourth quarters of 2012 and 2013, respectively):

32	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

•	New Investments:

•	In 2014, we acquired approximately 1.4 million rentable square feet of laboratory and office space, which was 90.7% leased at acquisition, for approximately $382.0 million.

•	The strength of our leasing activity and highly selective acquisitions continue to fuel our top-line growth:

•	Liquidity and Capital Position:

•

We proactively match-funded our investments during 2014 to end the year with a leverage ratio (debt / total gross assets) of less than 40%, which was approximately leverage neutral from the prior year.

•	We ended the year with $816 million available under our revolving facility, the strongest liquidity position in our history.

Pay for Performance Alignment

CEO Realizable vs. Summary Compensation Table Pay

In 2012, we made significant changes to our executive compensation program, in particular shifting the mix of our long-term incentives to 50% time-based restricted stock and 50% performance units, with payouts based on our TSR rank relative to our peer group. In accordance with rules of the Securities and Exchange Commission, the grant date fair values of these awards are reported in the Summary Compensation Table of our proxy statement each year. However, the actual delivered or realizable value of these awards may differ substantially from the Summary Compensation Table reported values, especially for our performance units.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	33

The chart below illustrates the Summary Compensation Table reported values for our Chief Executive Officer’s equity awards over the past three years and the realizable value of these awards as of December 31, 2014. As the chart indicates, our Chief Executive Officer has realized a total of $3.7 million less than the Summary Compensation Table-reported values over the past three years. The compensation committee believes this demonstrates the alignment between compensation program outcomes and our performance, consistent with the intent of the changes implemented in 2012.

*

Equity awards are valued based on the closing price of $21.54 per share of our common stock on December 31, 2014. Realizable value is equal to the value of the shares of restricted stock and performance units earned (for completed cycles) and the remaining shares of restricted stock and performance units earnable as of December 31, 2014.

TSR vs. Total Realized CEO Compensation

Our cumulative five-year record continues to illustrate a strong correlation between our total stockholder return (“TSR”) and our Chief Executive Officer’s realized compensation during that period. The following graph shows the cumulative TSR, calculated on a dividends reinvested basis, for BioMed Realty Trust, Inc. from December 31, 2009 through December 31, 2014. The graph assumes $100 was invested in BioMed Realty Trust, Inc.’s common stock on December 31, 2009. The graph also includes total realized compensation for our Chief Executive Officer (“CEO”), which consists of base salary and annual incentive bonus determined for the year to which they relate, and the fair market values as of vesting of those equity awards that vested on the January 1 vesting date immediately following the referenced year (e.g., equity awards vesting on January 1, 2015 are included in 2014 total compensation). Further illustrative of this alignment over longer terms, during the period from December 31, 2009 to December 31, 2014, our total stockholder return was 73.2%, while the total realized compensation of our Chief Executive Officer increased by 66.3% from the 2009 performance year to the 2014 performance year.

34	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

The graph below also includes our Chief Executive Officer’s total direct compensation as reported in the Summary Compensation Table for each year, which further illustrates the fact that the compensation program for our executive officers is heavily influenced by our performance, on both an absolute and relative basis, and that the Summary Compensation Table reported compensation significantly overstates the realized compensation of our executive officers in years of relative underperformance (as clearly evidenced in 2014, where we performed well on an absolute basis in TSR, but were below the median of our peer group on a relative basis, resulting in the forfeiture of a large portion of our executives’ equity awards in that year, which contributed to our Chief Executive Officer’s realized total direct compensation in 2014 being over $1.2 million below the reported total direct compensation in the Summary Compensation Table).

Total Stockholder Return vs. Total Realized CEO Compensation

Pay Decisions at a Glance

Benchmarking.  The compensation committee utilized a peer group that is “right-sized” and balanced, while also factoring in qualitative considerations. When our compensation committee determined target compensation amounts for the 2014 performance year in January 2014, with the financial data available to it as of September 30, 2013, our company was exactly at the 50th percentile in total assets in our peer group, and our Chief Executive Officer’s total target direct compensation for 2014 fell exactly at the 50th percentile of our peer group as well.

No Base Salary Increases.  The compensation committee determined to make no changes to the executives’ base salaries for 2014 versus 2013, and no changes again to executives’ base salaries for 2015 versus 2014 (other than for Mr. Kreitzer, who serves as a director on our board of directors and on a part-time basis as our Executive Vice President, and is compensated in a similar manner as our non-employee directors), reflecting the compensation committee’s focus on appropriate benchmarking and the company’s performance relative to its peer group.

Annual Bonus Plan.  Illustrative of the rigor of the performance measures selected by the compensation committee, the company performed below target on two of the four 2014 corporate performance measures: the new investments measure and the leverage ratio measure. This below-target performance occurred despite another highly active year for the company in evaluation of new investment opportunities, and the significant, highly successful capital recycling relating to the company’s $322.5 million strategic disposition of the 9911 Belward Campus Drive property, which resulted in a gain on sale for the company of approximately $136.0 million, net of closing costs.

Long-Term Incentives.  At least 50% of the long-term performance grants were made in the form of performance units. For the years ended December 31, 2014, 2013 and 2012, aggregate performance unit payouts for all of our full-time senior executives were as follows (“Target” performance unit payouts for December 31, 2012 and 2013 were lower than for December 31, 2014, as performance units were “phased in” during this period):

Performance Period End Date	“Target” Performance Unit Payout	Actual Performance Unit Payout	Actual Performance Unit Payout as a Percentage of Target
December 31, 2014	169,720	13,215	8%
December 31, 2013	68,148	20,224	30%
December 31, 2012	68,148	—	0%

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	35

2014 Total Realized Compensation. While the company’s 2014 TSR of 26.5% would be considered an outstanding one-year return on an absolute basis, particularly when coupled with the strong financial and operating results highlighted above, our Chief Executive Officer’s total 2014 realized compensation (calculated as described above) decreased 4.5% year-over-year. This is due in large part to the fact that 50% of our Chief Executive Officer’s equity compensation is tied to the company’s total stockholder return relative to its peer group. While our total stockholder return in recent years has been strong on an absolute basis, it has lagged our peer group’s average performance. In addition, the rigor of our corporate performance measures resulted in the company scoring below the target in two of the four measures, despite a tremendous year of execution on the company’s business plan.

2014 Total Compensation as Disclosed on Summary Compensation Table. As disclosed on page 54 of this proxy statement, total compensation for our Chief Executive Officer in 2014 as reported in the Summary Compensation Table declined 5.7%, and was essentially flat from the 2012 level.

2014 Pay Mix

The charts below show that the significant majority of target total direct compensation is variable (or “at-risk”) — 87% for our CEO and 79% for our other executive officers. “At-risk” pay is tied to the achievement of corporate and individual performance objectives or stock price performance. Furthermore, 70% and 59% of target total direct compensation (performance units and restricted stock) is tied directly to stock price performance for our CEO and other executive officers, respectively.

The amounts shown above reflect total target direct compensation for 2014, calculated as the sum of 2014 annual base salaries, target annual bonuses for the 2014 performance year, and the value of the long-term equity incentive awards granted in January 2014, assuming “target” performance of median TSR relative to the peer group over the applicable performance period with respect to the performance units. The actual value of the long-term equity incentive awards, however, will depend directly on the performance of our share price over the service period during which the long-term equity incentive awards vest and whether the performance thresholds for any payouts for the performance units are met. The value realized by an executive for performance unit awards could be as little as zero, which would occur if our TSR over the performance measurement period fell below the threshold for any payout.

36	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Executive Compensation Practices at a Glance

WHAT WE DO	WHAT WE DO NOT DO

✓      Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total direct compensation to the achievement of strong stock price performance and a balanced mix of performance metrics established in advance by the compensation committee

× No Employment Agreements: We do not have employment agreements with any of our executive officers

✓      At Least 50% of Equity Awards in Performance Units: At least 50% of long-term incentive awards granted to our full-time senior executives are in the form of performance units, vesting based solely on the company’s TSR performance relative to its peer group over multi-year periods

×       No “Single Trigger” Severance Payments: Other than performance units (where the measurement periods end early upon a change in control), we do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event

✓ Independent Compensation Advisors: The compensation committee selects and engages its own independent advisors

×       No Special Perquisites: We do not provide special perquisites for executives, such as company cars, club memberships, supplemental executive retirement plans or supplemental executive health benefits

✓      Thoughtful Peer Group Analysis: The compensation committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant

× No Above-Median Benchmarking: We do not benchmark executive compensation to target total direct compensation above the median of our comparative group of peer companies

✓ Thorough Compensation Risk Assessment: The compensation committee conducts an annual assessment of the company’s executive and broad-based compensation programs to ensure prudent risk management	× No Pledging of Company Securities: Executives and directors are prohibited from pledging company securities

✓      Post-Vesting Stock Ownership Guidelines: Executives are required to hold 50% of net after-tax shares issued upon the vesting of restricted stock or performance units until their required stock ownership levels are achieved

× No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discount stock options or stock appreciation rights

✓      Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (6x for the CEO and 3x for other executives) or retainers (5x for directors), to further align interests with our stockholders

× No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments”
× No Hedging in Company Securities: Executives and directors are prohibited from engaging in any hedging transaction with respect to company equity securities (vested or unvested)

✓      “Clawback” Policy: Our clawback policy provides that our board of directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event the officer’s wrongdoing later is determined by our board of directors to have resulted in a material negative restatement of the company’s financial results

× No Dividends Paid or Accrued on Performance Units Prior to Vesting or Upon Settlement
× No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plan

Section 2. Compensation Philosophy and Methodology

Our executive compensation program is administered under the direction of the compensation committee of the board of directors. The responsibilities of the compensation committee are more fully described under “Election of Directors — Information Regarding the Board — Committees of the Board — Compensation Committee.”

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The compensation committee, with input from its independent compensation consultant, annually reviews and determines the total compensation to be paid to our executive officers. Our compensation committee focuses on a number of objectively quantifiable metrics to evaluate our company’s corporate performance, in addition to elements of individual and strategic performance, as discussed below under “2014 Compensation Determinations.” Our compensation committee strongly believes that evaluation of our company’s corporate performance over a variety of operating, financial and strategic metrics is the best approach, taking into account the unique and highly specialized life science real estate niche in which we operate. While the compensation committee has historically taken TSR into consideration in its performance evaluation, it does not feel that this performance measure alone should determine executive compensation. TSR may be impacted by numerous macroeconomic factors, larger market movements and other events that are not tied to the operating performance, financial position or long-term success of the company. Furthermore, as discussed in more detail under the compensation committee’s Compensation Risk Analysis on page 52 of this proxy statement, the compensation committee believes the analysis of multiple factors besides TSR in evaluating company performance for purposes of determining executive compensation is prudent to encourage management to focus on the appropriate balance between achieving financial and non-financial goals over both the long- and short-term. TSR does, however, continue to be the sole performance objective with respect to the long-term equity incentive awards granted in the form of performance units.

Role of Management

Mr. Gold, our Chief Executive Officer, makes recommendations and presents analyses to the compensation committee and independent compensation consultant retained by the compensation committee based on their requests. He also discusses with the compensation committee and its independent consultant:

•	the company’s and its peers’ performance,

•	the financial and other impacts of proposed compensation changes on our business,

•	peer group data, and

•

the performance of the other executives based on objective and quantifiable measures, including information on how he evaluates the other executives’ individual and business unit performances in the context of their performance goals.

Mr. Gold attends compensation committee meetings, but he does not attend the portion of compensation committee meetings intended to be held without members of management present, or any deliberations relating to his own compensation.

Independent Compensation Consultant

The compensation committee retained Pearl Meyer & Partners, LLC (“PM&P”) to provide executive compensation advisory services for 2014. PM&P provides a range of services to the compensation committee to support the compensation committee’s agenda and obligations, including providing legislative and regulatory updates, peer group compensation data so that the compensation committee can set compensation for executives in accordance with the company’s policies, advice on the structure and competitiveness of our compensation programs, and advice on the consistency of the company’s programs with the company’s executive compensation philosophy. PM&P attends compensation committee meetings, reviews compensation data and issues with the compensation committee, and participates in discussions regarding executive compensation issues, but does not determine or recommend the amount or form of compensation established.

The compensation committee has determined that PM&P qualifies as an independent advisor to the compensation committee. After review and consultation with PM&P, the compensation committee has determined that PM&P is independent and there is no conflict of interest resulting from retaining PM&P currently or during the year ended December 31, 2014. In reaching these conclusions, the compensation committee considered the New York Stock Exchange listing standards and the factors listed below:

•	PM&P does not provide any other services to the company outside of executive and director compensation advisory services;

•	PM&P’s fees for executive and director compensation consulting services provided to the compensation committee in fiscal year 2014 were less than 1% of PM&P’s 2014 revenues;

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•

PM&P members who directly advise the compensation committee have no business or personal relationships with compensation committee members (other than PM&P’s engagement as compensation consultant to the compensation committee) or the company’s executives;

•

PM&P consults with the company’s management only with the compensation committee’s knowledge and approval, as necessary to obtain compensation, performance and other data for the executives and the company so that it can effectively support the compensation committee with appropriate competitive market information and relevant analyses;

•	PM&P members who directly advise the compensation committee have no direct ownership in the company’s equity securities; and

•	PM&P maintains a formal conflicts policy designed to prevent conflicts of interest and preserve PM&P’s independence.

Formulation of Peer Group

The compensation committee compares our executive compensation program with compensation paid by a peer group consisting of real estate companies with which the company typically competes for executive talent, tenants and properties, with assets in an appropriate range for comparison to the company. In evaluating and selecting companies for inclusion in the peer group, the compensation committee targets companies with assets that are within an approximately 0.5x to 2.0x multiple compared to the company. However, companies with assets outside of these parameters may be included if there is a strong similarity in business focus. The compensation committee utilizes the latest available information for determining peer group asset sizes, which for its most recent compensation determinations included financial data taken from third quarter 2014 Securities and Exchange Commission filings. Financial data from 2014 year-end Securities and Exchange Commission filings is also included below for informational purposes, as it was available at the time of the preparation of the proxy statement. With input from the compensation committee’s independent compensation consultant and management, the compensation committee annually reviews the composition of the peer group and the criteria and data used in compiling the peer group list, and makes appropriate modifications to ensure that the comparisons performed with our peer group are appropriate and meaningful.

The peer group of companies used in fiscal year 2014 was the same as the peer group used in fiscal year 2013, except that two of the companies from the prior year’s peer group, DCT Industrial Trust Inc. and Equity One, Inc., were removed from the peer group, so that the company more closely approximated the 50th percentile in terms of total assets. The peer group used in fiscal year 2014 consisted of the companies listed below:

• Alexandria Real Estate Equities, Inc.

• American Campus Communities, Inc.

• Boston Properties, Inc.

• Brandywine Realty Trust

• Corporate Office Properties Trust

• Digital Realty Trust, Inc.

• Douglas Emmett, Inc.

• EPR Properties • HCP, Inc. • Healthcare Realty Trust Incorporated • Health Care REIT, Inc. • Kilroy Realty Corporation • National Retail Properties, Inc. • Ventas, Inc.

The table below sets forth information regarding the company’s total assets in comparison to the peer group:

Company	Assets (in millions) (as of September 30, 2014)	Assets (in millions) (as of December 31, 2014)
BioMed Realty Trust, Inc.	$6,510	$6,398
75th Percentile	$16,595	$17,297
Median	$5,757	$5,895
25th Percentile	$4,937	$4,876
BioMed Realty Trust, Inc.’s Percentile	56th	55th

Source: SNL Financial LC

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Our compensation committee strongly believes that this peer group reflects the appropriate mix of “market niche” peers and companies with which we directly compete for talent, tenants and properties.

•

Talent: Our executive team’s experience and expertise in the life science real estate market is highly specialized, making it significantly more challenging to find comparable executives than for more generic property types (such as commercial office space and retail) and therefore appropriate that we include a representative group of “market niche” REITs in our peer group (e.g., EPR Properties and Digital Realty Trust, Inc.).

•

Tenants and properties: Our compensation committee also included direct competitors in the foregoing peer group, such as Alexandria Real Estate Equities, Inc., Boston Properties, Inc. and HCP, Inc., with whom we regularly compete in our property leasing and acquisition activities.

•

Additional considerations for inclusion: The compensation committee does not consider the methodology that each peer company employs in making compensation decisions as a factor in selecting the companies for inclusion in the peer group. Areas of business focus and size are important to the selection process, but are not determinative. Due to the limited number of direct peers specializing in the life science real estate product type, REITs focusing in other asset areas were included in the peer group.

Our compensation committee balances these considerations with achieving a “right-sized” and balanced peer group, where we fall at or near the median in total assets. As noted above, our total assets were $6.4 billion as of December 31, 2014, at the 55th percentile of our peer group. Our total assets were $5.9 billion as of September 30, 2013, at the 50th percentile of our peer group at that time, which was the date for which peer data was available when our compensation committee set target compensation levels for 2014. While the peer group includes a few larger competitors, their inclusion does not significantly impact the benchmarking analysis because the compensation committee primarily targets the median (50th percentile) compensation level of the peer group with respect to target total compensation.

Use of Peer Group Data in Setting Executive Compensation

The compensation committee seeks to attract, retain and motivate executives with superior ability, experience and leadership capability by providing compensation that is competitive relative to the compensation paid to similarly situated executives of our peer companies. For 2014, the compensation committee sought to determine target compensation levels in line with the following philosophical positioning:

•

Base Salary: An executive officer’s annual base salary is intended to be generally competitive with the base salaries for executives with comparable roles at the peer companies, with adjustments as the compensation committee deems appropriate based on each executive’s responsibilities with the company. The percentile rankings for the executive officers’ 2014 base salaries relative to the company’s peer group are set forth in the table below under “— 2014 Compensation Determinations — Base Salaries for 2014.”

•

Annual Cash Bonus Opportunities: The target bonus award opportunities for 2014 were determined by the compensation committee so that achievement of target performance levels would generally result in total cash compensation (base salary and target annual bonus awards) at or near the median total compensation levels for executives with comparable roles at the peer companies, and maximum bonus award opportunities were set at two times target bonus award opportunity levels. The percentile rankings for the executive officers’ 2014 target total cash compensation relative to the company’s peer group are set forth in the table below under “— 2014 Compensation Determinations — Annual Cash Bonus Program for 2014.”

•

Long-Term Incentives: In determining the value of the long-term equity incentive awards to be granted to the named executive officers in early 2014, the compensation committee’s goal was to award long-term equity incentive awards with values such that (1) achievement of the “target” performance level for annual cash bonuses and 50% of maximum performance unit levels for performance-based long-term incentives would generally result in total direct compensation for Messrs. Gold, Griffin and Lubushkin consistent with median total compensation levels for executives with comparable roles at peer companies, (2) achievement of “maximum” performance levels for annual cash bonuses (with respect to all five performance measures) and maximum performance unit levels for performance-based long-term incentives would generally result in total direct compensation for Messrs. Gold, Griffin and Lubushkin at or above the 75th percentile of

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compensation levels for executives with comparable roles at peer companies and (3) achievement of “threshold” or lower performance levels for annual cash bonuses and performance-based long-term incentives would generally result in total direct compensation for Messrs. Gold, Griffin and Lubushkin at or below the 25th percentile of compensation levels for executives with comparable roles at peer companies. These values were then translated into the awards described below under “— 2014 Compensation Determinations — Long-Term Incentives for 2014.”

Section 3. 2014 Compensation Determinations

Base Salaries for 2014

In connection with the annual compensation review in January 2014, the compensation committee determined to make no changes to the annual base salaries of our executive officers for 2014, with the percentile rankings listed for the base salaries relative to executives with comparable roles at the peer companies:

Executive Officer	2013 Base Salary	2014 Base Salary	Percentage Change	2014 Base Salary Peer Ranking
Alan D. Gold	$ 760,000	$ 760,000	0%	43rd percentile
Kent Griffin	567,500	567,500	0%	43rd percentile
Gary A. Kreitzer	125,000	125,000	0%	N/A
Greg N. Lubushkin	420,000	420,000	0%	36th percentile

Mr. Kreitzer, who serves as a director on our board of directors and on a part-time basis as our Executive Vice President, is compensated in a similar manner as our non-employee directors.

In connection with its annual review of base salaries for 2015, the compensation committee determined to leave Mr. Gold’s base salary at the same level for the third year in a row.

Annual Cash Bonus Program for 2014

The methodology for determining annual cash bonuses for our named executive officers is designed to motivate and reward executives for their contributions to the company, based on pre-determined performance objectives established at the beginning of each fiscal year. Because Mr. McDevitt’s employment terminated prior to the end of 2014, he was not eligible to receive an annual bonus for 2014. In addition, Mr. Kreitzer is not eligible to receive an annual bonus.

Minimum, Target and Maximum Bonus Amounts. At the beginning of 2014, each named executive officer (other than Mr. Kreitzer) was assigned minimum, target and maximum potential bonus amounts, with the actual bonus amount determined based on that executive’s achievement of certain financial, operating and individual/strategic measures determined at the beginning of the fiscal year.

For the 2014 performance period, the minimum, target and maximum potential bonus amounts for our executive officers (other than Mr. Kreitzer), and the percentile ranking of the target total cash compensation (annual base salary plus target potential bonus amount) relative to executives with comparable roles at the peer companies, were as follows:

Executive Officer	Minimum	Target	Target Bonus as a Percentage of 2014 Base Salary	Maximum	Target Total Cash Percentile Ranking
Alan D. Gold	$ —	$ 1,026,000	135%	$2,052,000	43rd percentile
Kent Griffin	—	652,625	115%	1,305,250	43rd percentile
Greg N. Lubushkin	—	420,000	100%	840,000	36th percentile

Corporate Performance Measures. For the 2014 performance period, the five performance measures identified by the compensation committee were: (1) CFFO per diluted share, (2) leasing volume, (3) new investments, (4) leverage ratio (debt / total gross assets) and (5) strategic / individual measures (applying a 0% to 200% rating to each measure). The first four performance factors, which relate to corporate performance, are scored the same for each of our executive officers, with each executive officer receiving a separate score for the strategic / individual measures, as described below and set forth in the table on page 47.

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The table below includes the “threshold,” “target” and “maximum” goals assigned by the compensation committee for the corporate performance measures for 2014, the company’s 2014 performance relative to those goals and the scoring relating to that performance (with threshold or lower performance receiving a 0% score, target performance receiving a 100% score and maximum or greater performance receiving a 200% score):

Metric(1)	Threshold	Target	Maximum	2014 Result	2014 Score

CFFO per diluted share	$ 1.37	$ 1.42	$ 1.47	$ 1.57	200%

Leasing volume (square footage)	1.2 million	1.5 million	1.8 million	3.3 million	200%

New investments (aggregate capital investment)	$400 million	$600 million	$800 million	$592 million	96%

Leverage ratio (debt / total gross assets)	45.0%	40.0%	35.0%	40.2%	96%

(1)	See page 47 for the weightings assigned to each corporate performance measure for each executive.

The compensation committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible, thereby creating the clearest link between executive actions and corporate results. The interplay of such performance measures was carefully selected to incentivize our executives to deliver financial results, to prudently manage our capital structure and to execute on external and internal disciplined growth, the appropriate balance of goals that we believe will foster continued long-term success for the company.

Response to Stockholder Feedback. From the discussions with our stockholders, we learned that our stockholders generally approve of the structure of our executive compensation program, the rigor of the performance measures under our annual bonus plan (which were described in detail in last year’s proxy statement, and which we summarize briefly below) and support the pay for performance alignment we have consistently demonstrated. However, some stockholders suggested that revisions to the “new investments” performance measure for our annual bonus plan may be appropriate.

Setting high performance expectations has been and continues to be a key foundation of our corporate culture. In response to this feedback, we adjusted the 2014 new investments performance measure, increasing the threshold, target and maximum levels each by $400 million from 2013 levels, to $400 million, $600 million and $800 million, respectively. As discussed in detail below, despite another highly active and focused year for new investments, the company’s 2014 performance relative to this goal and to our leverage ratio were slightly below target, further illustrating the challenging nature of these goals.

The compensation committee also determined to establish a new corporate performance measure for its 2015 performance year, relating to the company’s initial guidance for 2016 CFFO per diluted share to be issued later in 2015, which is described in more detail below. The compensation committee believes this new corporate performance measure, in combination with the existing corporate performance measures, provides further alignment of executive incentives for consistent, sustainable growth in financial performance.

Annual Cash Bonus Plan: A Closer Look at the Performance Measures

Performance Measure	Rationale for Use	Rigor and Robustness

Core Funds From Operations (CFFO) per Diluted Share(1)

• Key supplemental measure used industry-wide by analysts, investors and other interested parties to evaluate a real estate company’s operating performance and overall management of its property portfolio.

• Consistently available and generally comparable to our peers.

• The target level for 2014 CFFO per diluted share was set at the midpoint of the guidance provided to the investment community in the company’s Q3 2013 press release. This target level for 2014 CFFO per diluted share implied a growth rate of 11% from the company’s annualized fourth quarter 2013 CFFO per diluted share estimate, and was based on a number of rigorous assumptions disclosed in detail in that press release.

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Performance Measure	Rationale for Use	Rigor and Robustness

• Commencingwith the 2015 performance year, the company is adding a new corporate performance measure, relating to the level of the company’s initial guidance for 2016 CFFO per diluted share to be issued later in 2015. The compensation committee believes this new forward-looking corporate performance measure, in combination with the existing corporate performance measures, provides further alignment of executive incentives for consistent, sustainable growth in financial performance.

Leasing Volume (Square Footage)

• Leasing activity, comprised of new leases and lease renewals, is the fundamental driver of generating and sustaining revenue for future periods.

• New leases support external growth by generating additional revenue from new investments, and drive internal growth through the leasing of currently available space and future development projects.

• Lease renewals provide an opportunity to extend cash flows further into the future, thereby enhancing the value of the investment, and provide stability and reduce near-term re-tenancy risk and expense by extending lease expirations into future periods.

• The target level for leasing volume was set at the midpoint of the guidance provided to the investment community at the end of 2013.

• The target level for leasing volume of 1.5 million square feet was appropriately challenging. Our strong past leasing performance resulted in a large positive net absorption across our property portfolio (see chart below), making incremental leasing activity significantly more challenging as we continue to pursue a quality tenant base and best-in-class properties in strong life sciences geographic sub-markets.

New Investments (Aggregate Capital Investments)

• Provides the company with opportunities for additional revenue growth in future periods, further enhancing long-term financial returns and stockholder value.

• Drives efficiencies of scale, reduces specific tenant concentration and helps mitigate portfolio operating risk.

• For 2014, in response to stockholder feedback, the company set the new investments target level at $600 million, a level that the company viewed as highly challenging to achieve, given the increasingly intense competition for life science real estate acquisitions, from both publicly traded and private acquirers, while also taking into consideration the company’s highly selective acquisition process described below and management’s focus on delivering bottom-line results (captured by the CFFO per diluted share performance measure above) and maintaining a prudent capital structure (captured by the leverage ratio performance measure below).

• In addition, the board provides robust oversight over new investment evaluations, and management conducts extensive underwriting for proposed investments, focusing on defined metrics, including but not limited to specific return profiles, extensive market and property-specific diligence, tenant analyses and strategic fit within the company’s portfolio. This highly selective process significantly limits the overall pool of suitable potential investments.

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Performance Measure	Rationale for Use	Rigor and Robustness

• In 2014, despite another highly active and focused year for new investments, the company’s 2014 performance relative to this goal was slightly below target, further illustrating the challenging nature of this target.

Leverage Ratio (Debt/Total Assets)

•  A key component of the company’s financial strategy that includes maintaining prudent levels of liquidity and leverage over time.

•  Utilizing moderate levels of leverage with a lower cost of capital can enhance returns to stockholders, as well as provide capacity for future investments to support continued growth.

•  Managing leverage and liquidity levels to mitigate financing risk is also an important factor in protecting stockholder value and complements the company’s CFFO and new investment goals.

•  For 2014, the target average leverage ratio was set at 40.0%. This was approximately the same as the company’s actual leverage ratio of 39.4% as of December 31, 2013, requiring management to achieve its 2014 goals without increasing the company’s leverage.

•  The compensation committee determined that the target measure was sufficiently robust, because it required management to operate at a lower leverage level to achieve its financial results than similarly situated peers, who may use higher leverage levels to “enhance” returns, with a tradeoff being an increase in such peers’ liquidity risk and financial instability.

•  In 2014, despite the significant, highly successful capital recycling relating to the company’s $322.5 million disposition of the 9911 Belward Campus Drive property, the company’s 2014 performance relative to this goal was slightly below target, further illustrating the challenging nature of this target.

(1)

CFFO is FFO excluding acquisition-related expenses. FFO is intended to exclude historical cost depreciation and amortization of real estate and related assets, calculated in accordance with U.S. GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, impairment charges on depreciable real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs.

After taking into account the results of our 2013 performance metric review and the positive feedback that we received from our stockholders, the compensation committee concluded that the corporate performance measures chosen for 2014 were sufficiently robust. The compensation committee will continue to monitor the corporate performance measures and threshold, target and maximum levels used in our annual bonus plan to ensure they remain relevant and continue to incentivize prudent growth, and will modify such performance measures where appropriate (as it has done with the new investments corporate performance measure for 2014).

New Corporate Performance Measure for 2015. For 2015, the compensation committee also determined to include a new corporate performance measure, which set goals in January 2015 for the initial guidance issuable to the public by the company for the company’s 2016 CFFO per diluted share estimate. This guidance is expected to be contained in the company’s earnings press release for the quarter ended September 30, 2015. This new measure provides threshold, target and maximum performance goals for the initial 2016 guidance, setting a certain growth rate expectation from the company’s 2015 guidance in place at the time the compensation committee determined the corporate performance measures for 2015.

Strategic / Individual Performance Measures. Strategic and individual goals, including business unit performance goals, established by the board of directors in consultation with management, represent significant elements to the company’s overall continued success, which are not necessarily fully captured in the four financial and operational performance metrics described above. Strategic and individual performance measures are determined at the beginning of each year, with appropriate adjustments during the year for changing business conditions, and are evaluated subjectively. The compensation committee, with input and approval of our board of directors, sets these goals for our Chief Executive Officer, and our Chief Executive Officer, with input from the individual executives, sets goals and expectations for each executive officer, tailored to the executive’s specific role within and expected contribution to the company as well as developmental requirements.

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Strategic performance measures identified for the 2014 performance year, and the extent to which those performance measures were achieved, were as follows:

Strategic Performance Measure	Goal	Result
Strategic Dispositions	Evaluate strategic dispositions to realize gains and redeploy assets to new growth opportunities.

Exceeded Goal

Successfully executed the company’s largest disposition in its history, selling the 9911 Belward Campus Drive property in Rockville, Maryland for $322.5 million in gross proceeds, representing a gain on sale for the company of approximately $136.0 million, net of closing costs, and a purchase price of $1,112 per square foot, one of the highest per square foot sales for a life science property in this region’s history.

As a result of the transaction, we significantly reduced tenant concentration, freed up additional capital for new growth investments and returned a portion of the proceeds to stockholders through a special dividend paid in December 2014 of $0.30 per share.

Development and Positioning for Future Growth	Utilize our expertise and relationships with existing tenants to identify new opportunities to support their continued growth.

Exceeded Goal

Entered into a build-to-suit lease for Illumina, Inc. for a new 360,000 development in Foster City, California, with an option to expand the campus with the development of an additional 160,000 square feet.

Initiated a new, fully-leased build-to-suit investment expected to comprise 42,400 square feet in the Cambridge Science Park in Cambridge, United Kingdom.

Entered into a 99-year ground lease on a 10-acre site in Philadelphia for future development through a collaboration with Drexel University.

Enhance Strategic Partnerships to Drive Additional Value to the Portfolio

Continue to build on deep life science industry relationships that enhance the company’s brand and continue to differentiate the company as the leading provider of real estate solutions for the life science industry

Exceeded Goal

Announced a strategic partnership with the Broad Institute of MIT and Harvard to foster innovation and promote relationships between academia and the life science industry. Adding to the company’s strategic relationship with other industry thought leaders such as the Salk Institute for Biological Studies, the company continues to leverage and further develop the long-standing, strong relationships it has throughout the life science industry.

Further enhanced the company’s market-leading position with universities held by Wexford Science & Technology by aligning with the Cambridge Innovation Center and the Brookings Institute.

Individual goals and expectations are generally subjective in nature and relate primarily to:

•	driving execution of our business plan and the success of the company as a whole (without singularly focusing on achieving only the specific objectives within that officer’s area of responsibility),

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•	demonstrated individual leadership skills,

•	continuous self-development,

•	teamwork,

•	fostering effective communication and coordination across company departments,

•	developing and motivating employees to achieve high performance,

•	cultivating employees’ engagement and alignment with our company’s core values,

•	adaptability and flexibility to changing circumstances, and

•	business unit performance.

While the compensation committee focuses on evaluating individual performance in the context of an overall effective manager, performance relative to the individual goals listed above generally requires a subjective evaluation, and the compensation committee may emphasize certain goals over others in its discretionary decision-making that do not lend themselves to a formulaic approach. In addition, other than with respect to Mr. Gold, these goals are established by management and not by the compensation committee. While the compensation committee reviews each executive’s individual goals and his performance relative thereto at the conclusion of each year, such goals are informational only for the compensation committee and the compensation committee may disregard them or consider other factors in making individual performance determinations for our executives.

The following is a brief analysis of the compensation committee’s deliberations regarding individual performance on an executive by executive basis:

Executive Officer	Evaluations
Alan D. Gold Chief Executive Officer

Mr. Gold continued to provide highly valuable leadership to the other executives and employees and effectively fostered a culture of dedicated professionalism, hard work, strong corporate governance, transparency and ethics. Under Mr. Gold’s leadership, the company:

• delivered strong top-line and bottom-line financial results, increasing total revenues and CFFO per diluted share 5.9% and 5.4% year-over-year, respectively, on the heels of 2013 total revenue and CFFO per diluted share growth of 23.0% and 13.7% year-over-year, respectively

• made highly selective acquisitions in the core U.S. life science markets, in addition to expanding growth opportunities through existing tenant relationships, including the 360,000 square foot build-to-suit development for Illumina

• executed on an aggressive leasing strategy, achieving 218% of the five-quarter leasing goal

Kent Griffin Former President & Chief Operating Officer

Mr. Griffin continued to effectively lead the company’s day-to-day execution of our corporate strategy, including the following accomplishments:

• provided highly valuable oversight of the company’s leasing, acquisition, development and asset management functions

• continued to play an integral role for the company in the investor and analyst communities

Greg N. Lubushkin Chief Financial Officer

Mr. Lubushkin continues to demonstrate decisive leadership in effectively and opportunistically managing the company’s capital structure:

• completed a public offering of $400 million of unsecured 2.625% Senior Notes due 2019, yielding 2.752% to maturity, utilizing a portion of the proceeds to repay in full the $333.4 million principal amount outstanding on the mortgage loan secured by the Center for Life Science | Boston, which bore interest at 7.75% per annum

• received an upgrade on its investment grade corporate credit rating from Standard & Poor’s Ratings Services to BBB, and received a positive outlook from Moody’s Investors Service

• maintained a strong balance sheet and ample liquidity, with net debt / adjusted EBITDA at 6.5x, fixed charge coverage ratio at 4.8x, and capacity on the company’s unsecured line of credit at $816 million at year-end

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Performance Measure Weightings, Scoring and Bonus Payouts. The compensation committee determined to apply the same weightings for each executive because of their collective roles and contributions in working as a team to achieve each of the key financial and operational performance metrics. Strategic and individual performance, which is the only measure evaluated by the compensation committee subjectively, constituted 20% of the total annual bonus payout determination for each executive officer.

The above-described results, in combination with the weightings set forth below, translated into the weighted-average total scores and annual bonus payouts set forth below for each executive (with scores representing the percentage of target goal levels, and maximum or greater performance receiving a score of 200%):

	Alan D. Gold		Kent Griffin		Greg N. Lubushkin
Performance Measure	Score	Weighting	Score	Weighting	Score	Weighting
CFFO per diluted share	200%	30%	200%	30%	200%	30%
Leasing volume	200%	20%	200%	20%	200%	20%
New investments	96%	15%	96%	15%	96%	15%
Leverage ratio (debt / total assets)	96%	15%	96%	15%	96%	15%
Strategic and individual measures	100%	20%	100%	20%	100%	20%
Weighted-Average Total Score	149%		149%		149%
2014 Target Potential Bonus Percentage (as a Percentage of 2014 Annual Base Salary)	135%		115%		100%
Annual Bonus for 2014	$1,526,688		$971,106		$624,960

The total cash compensation for 2014, consisting of base salary and cash bonus, paid to each of the executive officers (other than Mr. Kreitzer) and relative ranking within the company’s peer group (based on 2013 data for the peer group) were as follows:

Executive Officer	Total Cash Compensation (Base Salary + Bonus)	Total Cash Compensation Percentile Ranking

Alan D. Gold	$2,286,688	50th percentile

Kent Griffin	1,538,606	29th percentile

Greg N. Lubushkin	1,044,960	71st percentile

Long-Term Incentives for 2014

The purpose of the long-term equity incentive award program continues to be alignment of the interests of executives with the interests of the company’s stockholders, retention of executives and promotion of actions that result in long-term stockholder value creation.

At least 50% of the awards granted to the company’s full-time executive officers in 2014, based on target levels, are performance units. The executive officers have the opportunity to earn the performance units based on the company’s TSR relative to its peer group over three-year periods. The performance units vest at the conclusion of the applicable performance period (or, if earlier, the date of a change in control, at which time performance relative to the TSR objectives will be measured), upon attainment of the specific final performance rankings. The peer group used for purposes of determining the performance unit payouts is based on the companies utilized by the compensation committee for executive compensation benchmarking purposes at the time of grant. Payouts with respect to the performance units are in the form of shares of the company’s common stock. No dividends are paid or accrued on the performance units.

The remaining portion of the long-term equity incentive awards granted to the company’s full-time executive officers are shares of restricted stock, which generally vest ratably over a service period of four years.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	47

Policy for Determining the Amount of Long-Term Equity Incentive Awards. The compensation committee’s goal is to award performance units, and corresponding restricted stock grants with a value equal to the target performance unit values, to the company’s full-time executive officers such that (1) achievement of the “target” performance level for annual cash bonuses and 50% of maximum performance unit levels, equal to median relative TSR performance, would generally result in annual total direct compensation for each of the full-time executive officers consistent with median total compensation levels for executives with comparable roles at peer companies, (2) achievement of “maximum” performance levels for annual cash bonuses (with respect to all five performance measures) and maximum performance unit levels, corresponding to extraordinary TSR performance over a multi-year period (at or exceeding the 75th percentile in relative TSR performance), would generally result in annual total direct compensation for each of the full-time executive officers at or above the 75th percentile of compensation levels for executives with comparable roles at peer companies and (3) achievement of “threshold” or lower performance levels for annual cash bonuses and performance units would generally result in annual total direct compensation for each of the full-time executive officers at or below the 25th percentile of compensation levels for executives with comparable roles at peer companies.

Mr. Kreitzer, who serves as a director on our board of directors and on a part-time basis as our Executive Vice President, is compensated in a similar manner as our non-employee directors. Accordingly, consistent with the equity awards granted to our non-employee directors under our director compensation policy, Mr. Kreitzer generally receives an annual award of restricted stock equal to a grant date value of $80,000, which vests approximately one year from the date of grant.

Performance Units Awarded in January 2014. In January 2014, consistent with the policy for determining the amount of long-term incentive awards described above, the compensation committee awarded Messrs. Gold, Griffin and Lubushkin 213,900, 109,600 and 53,300 performance units, respectively. These performance units represent the maximum number of performance units with respect to which each executive may vest, while 50% of the performance units would vest at “target” performance. The performance units have a three-year performance period starting on January 1, 2014 and ending on December 31, 2016. Each performance unit represents a contingent right to receive one share of the company’s common stock if vesting is satisfied. The number of performance units that vest at the end of each performance period (or, if earlier, the date of a change in control, at which time performance relative to the TSR objectives will be measured) will depend on the level of achievement of the company’s TSR compared to its peer group during a specified performance period.

The chart below sets forth the vesting schedule as a percentage of the maximum number of performance units that applies at the end of each performance period.

BioMed Realty’s TSR Ranking within Peer Group	Performance Unit Payout (as a % of Maximum)
At or above 75th percentile TSR	100%
Between the 75th percentile TSR and 50th percentile TSR	Determined by linear interpolation(1)
At the 50th percentile TSR	50%
Between the 25th percentile TSR and 50th percentile TSR	Determined by linear interpolation(2)
At or below the 25th percentile TSR	0%

(1)	Determined by linear interpolation between the peer group’s 75th and 50th percentile TSRs.

(2)	Determined by linear interpolation between the peer group’s 25th and 50th percentile TSRs.

As noted in the chart above, if the company’s TSR is at or below the 25th percentile of its peer group for a performance period, no performance units will vest with respect to such performance period. Any performance units which do not vest at the end of the performance period will be forfeited. The peer group that will be used for purposes of determining this award will be the 14 companies that are listed on page 39, in addition to the two companies that were removed from the peer group for the 2014 fiscal year, DCT Industrial Trust and Equity One, Inc.

No dividends are paid or accrued on the performance units prior to their vesting and conversion into shares of the company’s common stock at the conclusion of the performance period.

48	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Restricted Shares Awarded in January 2014. In January 2014, the compensation committee granted to Messrs. Gold, Griffin and Lubushkin 106,952, 54,800 and 26,652 shares of restricted stock, respectively, which vest 25% annually on each of January 1, 2015, 2016, 2017 and 2018. The number of shares of restricted stock was determined by the compensation committee to equal the number of performance units at the 50th percentile rank.

In January 2014, the compensation committee also granted 4,415 shares of restricted stock to Mr. Kreitzer, equal to a grant date value of $82,428, which was approximately equivalent to the value of shares granted annually to our non-employee directors under our director compensation policy at the time of grant. Consistent with the shares granted to our non-employee directors, the shares granted to Mr. Kreitzer vest approximately one year from the date of grant and dividends are paid on the entirety of the grant from the date of the grant.

For the 2014 performance period, target total direct compensation for the company’s full-time executive officers compared to executives with comparable roles at peer companies was as follows:

Executive Officer	Target Total Direct Compensation Percentile Ranking
Alan D. Gold	50th percentile
Kent Griffin	43rd percentile
Greg N. Lubushkin	43rd percentile

Long-Term Incentives for 2015

Performance Units Awarded in January 2015. In connection with the 2015 compensation cycle, the compensation committee awarded 179,944, 92,208 and 44,840 performance units to Messrs. Gold, Griffin and Lubushkin, respectively, which are subject to a three-year performance period starting on January 1, 2015 and ending on December 31, 2017. The terms and conditions for vesting for each performance unit are the same as the performance units granted in January 2014, except that the peer group used to determine relative TSR performance consists only of the 14 companies listed on page 39. Consistent with the performance units granted in January 2014, no dividends are paid or accrued on the performance units prior to their vesting and conversion into shares of the company’s common stock at the conclusion of the performance period.

Restricted Shares Awarded in January 2015. In January 2015, the compensation committee granted to Messrs. Gold, Griffin and Lubushkin 89,972, 46,104 and 22,420 shares of restricted stock, respectively, which vest 25% annually on each of January 1, 2016, 2017, 2018 and 2019. The number of shares of restricted stock was determined by the compensation committee to equal the number of performance units at the 50th percentile rank.

In January 2015, the compensation committee also granted 3,714 shares of restricted stock to Mr. Kreitzer, equal to a grant date value of $91,736, which was approximately equivalent to the value of shares granted annually to our non-employee directors under our director compensation policy at the time of grant. Consistent with the shares granted to our non-employee directors, the shares granted to Mr. Kreitzer vest approximately one year from the date of grant and dividends are paid on the entirety of the grant from the date of the grant.

Section 4. Other Compensation Policies

Severance Agreements

In order to provide greater certainty with regard to the amounts payable to our executive officers in connection with certain terminations or change in control events, our board of directors has approved and we have entered into severance agreements with each of our executive officers, which are described in more detail under “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control” below. We provide these benefits to our executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us, and in order to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

Deferred Compensation Plan

Under our 2012 non-qualified deferred compensation plan, our executive officers and other key management employees also may defer up to 80% of their base salary and up to 100% of their bonus. Participants can direct these

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	49

deferrals into funds that mirror the investments available under our 401(k) plan. A participant must make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned. All employee contributions and investment earnings in the deferred compensation plan vest immediately. See “Nonqualified Deferred Compensation” for additional information.

Other Benefits

We provide benefits such as a 401(k) plan, medical, dental and life insurance and disability coverage for all of our employees, including our executive officers. We also provide personal paid time off and other paid holidays to all employees, including the executive officers, which are similar to those provided at comparable companies. In addition, we provide reimbursement for the premiums for long-term disability and life insurance policies for our officers, including our executive officers. We believe that our employee benefit plans are an appropriate element of compensation, are competitive within our peer group companies and are necessary to attract and retain employees.

Stock Ownership Guidelines for Executive Officers

To further link the long-term economic interests of our executive officers directly to those of our stockholders, our board of directors has adopted stock ownership guidelines for the executive officers. The guidelines provide that the company’s executive officers are expected to, within five years of the later of August 25, 2010 or the date on which such person is appointed to his or her position, own shares of the company’s common stock or securities convertible or exchangeable into shares of the company’s common stock with a market value of no less than six times current annual base salary with respect to the Chief Executive Officer and no less than three times current annual base salary with respect to the other executive officers. Each executive officer was in compliance with the stock ownership guidelines for the year ended December 31, 2014. The table below shows each executive’s equity ownership in the company as a multiple of salary and the minimum ownership level required pursuant to these guidelines for each of our named executive officers as of year-end 2014:

Executive Officer	Dollar Value of Equity Ownership as a Multiple of Salary(1)	Minimum Ownership Level Required as a Multiple of Salary
Alan D. Gold	54.3x	6.0x
Kent Griffin	21.1x	3.0x
Gary A. Kreitzer	191.4x	3.0x
Greg N. Lubushkin	9.1x	3.0x

(1)

Calculated by multiplying the aggregate of shares of common stock, limited partnership units and LTIP units held by each executive officer by the closing price of $21.54 per share of our common stock on December 31, 2014.

Stock ownership guidelines for our non-employee directors are described above under “Election of Directors — Information Regarding Directors — Stock Ownership Guidelines for Non-Employee Directors.”

Post-Vesting Stock Retention Guidelines

The company has adopted post-vesting stock retention guidelines, which require executives to hold 50% of net after-tax shares issued upon the vesting of restricted stock or performance units until their required stock ownership levels are achieved.

Anti-Hedging and Anti-Pledging Policies

The company’s insider trading policies contain stringent restrictions on transactions in company stock by executive officers. All trades by executive officers must be pre-cleared. Furthermore, no executive officer or member of our board of directors may engage in any hedging transactions with respect to any equity securities of the company held by them, whether vested or unvested, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

In addition, our board of directors adopted a policy providing that no executive officer or member of our board of directors may pledge the company’s securities that he or she owns as collateral for a loan or a margin account.

50	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Clawback Policy

We have adopted an incentive compensation “clawback” policy under which our board of directors may require the reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer’s wrongdoing is later determined by our board of directors to have resulted in a material negative restatement of the company’s financial results. We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company demonstrates its commitment to strong corporate governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Under our clawback policy, if the board of directors determines that a material negative financial restatement was caused by a named executive officer’s gross negligence or willful misconduct, it may require reimbursement from the named executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of vested compensation that may be recovered is the after-tax portion of any bonus paid to, and any performance-based equity awards earned by, the named executive officer that the named executive officer would not have received if the company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the twelve months prior to the date on which the company is required to prepare an accounting restatement.

Tax Deductibility of Executive Compensation

The compensation committee considers the anticipated tax treatment to the company and the executive officers in its review and establishment of compensation programs and payments. The compensation committee’s general policy is to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, including the company’s ability to recruit, retain and reward high-performing executives. Accordingly, the compensation committee has not adopted a policy that all compensation must be deductible and may approve compensation that is deemed to be in our best interests and the best interests of our stockholders.

Under Section 162(m) of the Code, we may not deduct compensation of more than $1 million paid to any “covered employee” unless the compensation is paid pursuant to a plan which is performance-related, nondiscretionary and has been approved by our stockholders. To the extent that such compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), the compensation committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders. Because we qualify as a REIT under the Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

Compensation Committee Report

The compensation committee of the company’s board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee of the board of directors of BioMed Realty Trust, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in the proxy statement for the 2015 annual meeting of stockholders with management. Based on the committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2015 annual meeting of stockholders and in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement for the 2015 annual meeting of stockholders into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	51

The foregoing report has been furnished by the compensation committee.

Theodore D. Roth, Chair

Daniel M. Bradbury

William R. Brody, M.D., Ph.D.

Date of report: April  6, 2015

Compensation Risk Analysis

In accordance with our policy to perform an annual review concerning the risks and rewards associated with our compensation program, in early 2015 the compensation committee, with input from management and its independent compensation consultant, assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the company. After that assessment, the compensation committee determined that none of our compensation policies or programs encourage any employee to take on excessive risks that are reasonably likely to have a material adverse effect on the company. The compensation committee’s assessment noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, as summarized below.

Element of Pay	Specific Risk Mitigation Factor

Base Salary

•  Fixed Amount. Base salary is designed to provide a reliable income base regardless of the company’s stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics.

Annual Incentive Bonus Plan

•  Multi-Factor Performance Analysis. As discussed above beginning on page 47, the annual bonus plan focuses on multiple indicators of performance, including both financial and non-financial goals, which encourages executives to focus on the overall health of the company’s business rather than a single financial measure.

•  Defined Maximums. The maximum amount of bonus that may be earned is limited to 200% of target.

•  Clawback. Our board of directors may require our executive officers to reimburse or forfeit incentive compensation, including amounts granted under the annual incentive bonus plan, in certain circumstances.

•  Annual Review. The compensation committee reviews the annual incentive bonus plan each year to ensure that the appropriate performance measures and weightings are utilized to accommodate changes in the company’s business and shifting company priorities.

Long-Term Equity Incentive Awards

•  Focus on Long-Term Stockholder Wealth Creation. Long-term equity incentive awards are comprised of performance units, which are earned based on multi-year TSR performance and restricted stock grants, which vest over multi-year periods, and are designed to ensure that executives and key employees have significant portions of their compensation tied to long-term stock price performance and have interests strongly aligned with those of our stockholders.

•  Defined Maximums. The maximum number of units that may be earned is limited to 200% of target.

•  Stock Ownership Guidelines. The company has substantial stock ownership requirements for senior executives, as described on page 50.

52	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Element of Pay	Specific Risk Mitigation Factor

• Additional Holding Period After Vesting or Performance. Stock retention guidelines require executives to hold net after-tax shares issued upon the vesting of restricted stock or performance units until their required stock ownership levels are achieved.

• Clawback. Our board of directors may require our executive officers to reimburse or forfeit incentive compensation, including amounts granted as long-term equity incentive awards, in certain circumstances.

• Anti-Hedging Policy. Our executive officers are prohibited from engaging in certain transactions intended to hedge the economic risk of company equity securities (vested or unvested) held by them.

• Anti-Pledging Policy. Our executive officers are prohibited from pledging the company’s securities as collateral for a loan, including as collateral in a margin account.

• Annual Review. The compensation committee reviews the long-term equity incentive award program each year.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	53

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non Equity Incentive Plan Compensation	Nonqualified Deferred Compensation(1)	All Other Compensation(2)	Total
Alan D. Gold	2014	$760,000	$ —	$3,808,527(3)	$1,526,688	$—	$40,674	$6,135,889
Chairman, President and Chief Executive Officer	2013	$760,000	—	3,945,231(4)	$1,763,694	—	40,555	6,509,480
	2012	697,500	141,244	3,518,910(5)	1,742,006	—	35,433	6,135,093

R. Kent Griffin, Jr.	2014	567,500	—	1,951,428(3)	971,106	—	16,184	3,506,718
Former President and Chief Operating Officer(6)	2013	567,500	—	2,021,803(4)	1,121,863	—	16,565	3,727,731
	2012	550,000	94,875	1,904,109(5)	1,170,125	—	17,165	3,736,274

Gary A. Kreitzer	2014	125,000	—	82,428(3)	—	—	20,820	228,248
Executive Vice President	2013	125,000	—	82,076(4)	—	—	19,851	226,927
	2012	110,000	10,000	60,705(5)	—	—	15,872	196,577

Greg N. Lubushkin	2014	420,000	—	949,044(3)	624,960	—	18,991	2,012,995
Chief Financial Officer	2013	420,000	—	983,278(4)	721,980	—	17,974	2,143,232
	2012	385,000	57,750	876,079(5)	712,250	—	18,696	2,049,775

Matthew G. McDevitt	2014	410,000	—	1,007,051(3)	—	—	$2,928,358(7)	4,345,409
Former Executive Vice President, Real Estate	2013	410,000	—	1,043,405(4)	823,239	—	17,324	2,293,968
	2012	410,000	61,295	1,013,865(5)	881,705	—	17,924	2,384,789

(1)

No above-market interest (interest in excess of 120% of the federal long-term rate) or preferential earnings were recognized on compensation that was deferred in 2014, 2013 or 2012 under our 2012 non-qualified deferred compensation plan.

(2)

Dividends and distributions on unvested restricted stock and LTIP units are excluded from all other compensation for all periods presented, as they are factored into the determinations of the grant date fair values of the corresponding stock awards as described in footnote 3 below. All other compensation for 2014 represents health, life and disability insurance premiums and 401(k) matching contributions, as follows:

Name	Insurance Premiums	401(K) Matching Contributions(a)	Total Other Compensation

Alan D. Gold	$32,874	$7,800	$40,674

R. Kent Griffin, Jr.	8,884	7,800	16,684

Gary A. Kreitzer	17,070	3,750	20,820

Matthew G. McDevitt	9,643	7,800	17,443

Greg N. Lubushkin	11,191	7,800	18,991

(a)

We maintain a retirement savings plan under Section 401(k) of the Code to cover our eligible employees, including our executive officers. The plan allows eligible employees to defer, within prescribed limits, up to 100% of their compensation on a pre-tax basis through contributions to the plan. We currently match each eligible participant’s contributions, within prescribed limits, with an amount equal to 50% of such participant’s initial 6% tax-deferred contributions. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants.

(3)

Represents the grant date fair value of restricted stock and performance units awarded in 2014, as determined in accordance with ASC Topic 718. In January 2014, Messrs. Gold, Griffin, Kreitzer, McDevitt and Lubushkin were awarded 106,952, 54,800, 4,415,

54	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

28,280 and 26,652 shares of restricted stock, respectively. The restricted stock vests 25% annually on each of January 1, 2015, 2016, 2017 and 2018 with respect to awards granted to Messrs. Gold, Griffin, McDevitt and Lubushkin, and approximately one year from the date of grant with respect to the award granted to Mr. Kreitzer. Mr. Kreitzer, who serves as a director on our board of directors and works on a 50% of full-time schedule as our Executive Vice President, is compensated in a manner similar to our non-employee directors. Dividends are paid on the entirety of each restricted stock grant from the date of the grant. Also in January 2014, Messrs. Gold, Griffin, McDevitt and Lubushkin were awarded 213,900, 109,600, 56,560 and 53,300 performance units, respectively, which represent “maximum” performance unit levels and which vest dependent upon the achievement of the company’s TSR compared to its peer group during the three-year performance period starting on January 1, 2014 and ending on December 31, 2016. No dividends are paid or accrued on the performance units prior to their vesting. The grant date fair value of the performance units was calculated using a Monte Carlo simulation which considered the likelihood of achieving the vesting conditions. The grant date fair value of the performance units granted in January 2014 was as follows: performance units granted to Mr. Gold, $1,811,733; performance units granted to Mr. Griffin, $928,312; performance units granted to Mr. McDevitt, $479,063; and performance units granted to Mr. Lubushkin, $451,451.

(4)

Represents the grant date fair value of restricted stock and performance units awarded in 2013, as determined in accordance with ASC Topic 718. In January 2013, Messrs. Gold, Griffin, Kreitzer, McDevitt and Lubushkin were awarded 100,260, 51,380, 4,139, 26,516 and 24,988 shares of restricted stock, respectively. The restricted stock vests 25% annually on each of January 1, 2014, 2015, 2016 and 2017 with respect to awards granted to Messrs. Gold, Griffin, McDevitt and Lubushkin, and approximately one year from the date of grant with respect to the award granted to Mr. Kreitzer. Mr. Kreitzer, who serves as a director on our board of directors and works on a 50% of full-time schedule as our Executive Vice President and, until August 2012, as our General Counsel, is compensated in a manner similar to our non-employee directors. Dividends are paid on the entirety of each restricted stock grant from the date of the grant. Also in January 2013, Messrs. Gold, Griffin, McDevitt and Lubushkin were awarded 200,520, 102,760, 53,032 and 49,976 performance units, respectively, which represent “maximum” performance unit levels and which vest dependent upon the achievement of the company’s TSR compared to its peer group during the relevant performance period. One-half of the performance units granted in January 2013 have a two-year performance period starting on January 1, 2013 and ending on December 31, 2014, and one-half of the performance units have a three-year performance period starting on January 1, 2013 and ending on December 31, 2015. No dividends are paid or accrued on the performance units prior to their vesting. The grant date fair value of the performance units was calculated using a Monte Carlo simulation which considered the likelihood of achieving the vesting conditions. The grant date fair value of the performance units granted in January 2013 was as follows: performance units granted to Mr. Gold, $1,957,075; performance units granted to Mr. Griffin, $1,002,938; performance units granted to Mr. McDevitt, $517,592; and performance units granted to Mr. Lubushkin, $487,766. For the performance units granted in January 2013 with a two-year performance period ended on December 31, 2014, 6,522, 3,342, 1,725 and 1,626 performance units vested for Messrs. Gold, Griffin, McDevitt and Lubushkin, respectively. The remaining total number of performance units forfeited for 2014 based on “maximum” performance was 189,929.

(5)

Represents the grant date fair value of restricted stock and performance units awarded in 2012, as determined in accordance with ASC Topic 718. In January 2012, Messrs. Gold, Griffin, Kreitzer, McDevitt and Lubushkin were awarded 98,376, 53,232, 3,319, 28,344 and 24,492 shares of restricted stock, respectively. The restricted stock vests 25% annually on each of January 1, 2013, 2014, 2015 and 2016 with respect to awards granted to Messrs. Gold, Griffin, McDevitt and Lubushkin, and approximately one year from the date of grant with respect to the award granted to Mr. Kreitzer. Dividends are paid on the entirety of each restricted stock grant from the date of the grant. Also in January 2012, Messrs. Gold, Griffin, McDevitt and Lubushkin were awarded 196,752, 106,464, 56,688 and 48,984 performance units, respectively, which represent “maximum” performance unit levels and which vest dependent upon the achievement of the company’s TSR compared to its peer group during the relevant performance period. One-third of the performance units granted in January 2012 have a one-year performance period starting on January 1, 2012 and ending on December 31, 2012, one-third of the performance units have a two-year performance period starting on January 1, 2012 and ending on December 31, 2013, and one-third of the performance units have a three-year performance period starting on January 1, 2012 and ending on December 31, 2014. No dividends are paid or accrued on the performance units prior to their vesting. The grant date fair value of the performance units was calculated using a Monte Carlo simulation which considered the likelihood of achieving the vesting conditions. The grant date fair value of the performance units granted in January 2012 was as follows: performance units granted to Mr. Gold, $1,719,612; performance units granted to Mr. Griffin, $930,495; performance units granted to Mr. McDevitt, $495,453; and performance units granted to Mr. Lubushkin, $428,120. For the performance units granted in January 2012 with a one-year performance period ended on December 31, 2012, the company’s TSR was below the 25th percentile of its peer group, and as a result these performance units did not vest and were forfeited in their entirety. The total number of performance units forfeited for 2012 based on “maximum” performance was 136,296. For the performance units granted in January 2012 with a two-year performance period ended on December 31, 2013, 9,731, 5,266, 2,804 and 2,423 performance units vested for Messrs. Gold, Griffin, McDevitt and Lubushkin, respectively. The remaining total number of performance units forfeited for 2013 based on “maximum” performance was 116,072. For the performance units granted in January 2012 with a three-year performance period ended on December 31, 2014, the company’s TSR was below the 25th percentile of its peer group, and as a result these performance units did not vest and were forfeited in their entirety. The total number of performance units forfeited for 2014 based on “maximum” performance was 136,296.

(6)	Effective February 25, 2015, Mr. Griffin ceased serving as President and Chief Operating Officer of the company.

(7)

Effective December 30, 2014, Mr. McDevitt ceased serving as Executive Vice President, Real Estate of the company and entered into an employment transition and consulting agreement, pursuant to which Mr. McDevitt received a lump sum cash payment in the amount of $2,910,915.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	55

GRANTS OF PLAN-BASED AWARDS

The table below provides information about plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2014.

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Alan D. Gold	Annual Bonus	1/15/14	$—	$1,026,000	$2,052,000
	Restricted Stock	1/15/14							106,952	$1,996,794
	Performance Units	1/15/14				—	106,950	213,900		1,811,733

R. Kent Griffin, Jr.	Annual Bonus	1/15/14	—	652,625	1,305,250
	Restricted Stock	1/15/14							54,800	1,023,116
	Performance Units	1/15/14				—	54,800	109,600		928,312

Gary A. Kreitzer	Restricted Stock	1/15/14							4,415	82,428

Matthew G. McDevitt	Annual Bonus	1/15/14	—	471,500	943,000
	Restricted Stock	1/15/14							28,280	527,988
	Performance Units	1/15/14				—	28,280	56,560		479,063

Greg N. Lubushkin	Annual Bonus	1/15/14	—	420,000	840,000
	Restricted Stock	1/15/14							26,652	497,593
	Performance Units	1/15/14				—	26,650	53,300		451,451

(1)

Represents the threshold, target and maximum bonus amounts under our 2014 annual cash bonus program, as discussed above under “Compensation Discussion and Analysis — 2014 Compensation Determinations — Annual Cash Bonus Program for 2014.” The actual bonuses paid to our executive officers for 2014 are shown in the Summary Compensation Table above.

(2)

The performance units vest on January 1, 2017 based on the company’s TSR versus the peer group from January 1, 2014 to December 31, 2016. Represents the threshold, target and maximum number of shares that may be issuable upon vesting of the performance units, as discussed above under “Compensation Discussion and Analysis — 2014 Compensation Determinations — Performance Units for 2014.” No dividends are paid or accrued on the performance units.

(3)

The restricted stock vests 25% annually on each of January 1, 2015, 2016, 2017 and 2018 with respect to awards granted to Messrs. Gold, Griffin, McDevitt and Lubushkin, and approximately one year from the date of grant with respect to the award granted to Mr. Kreitzer, who is compensated in a manner similar to our non-employee directors. Dividends are paid on the entirety of the grant from the date of the grant.

(4)

The grant date fair value of the performance units was calculated using a Monte Carlo simulation which considered the likelihood of achieving the vesting conditions, and the fair value of the restricted stock awards was calculated by multiplying the closing market price of our common stock on the grant date by the number of shares awarded, in accordance with ASC Topic 718. The closing market price on January 15, 2014 was $18.67.

56	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below provides information about outstanding equity awards for each of our named executive officers as of December 31, 2014.

Name	Stock Awards		Equity Incentive Plan Awards
	Number of Shares of Stock or Units That Have Not Vested(1)	Market Value of Shares of Stock or Units That Have Not Vested(2)	Number of Unearned Shares of Stock or Units That Have Not Vested(3)	Market Value of Unearned Shares of Stock or Units That Have Not Vested(2)
Alan D. Gold	269,037	$5,795,057
2012 Performance Units(4)			32,792	$706,340
2013 Performance Units(5)			100,260	2,159,600
2014 Performance Units(6)			106,950	2,303,703
R. Kent Griffin, Jr.	138,520	2,983,721
2012 Performance Units(4)			17,744	382,206
2013 Performance Units(5)			51,380	1,106,725
2014 Performance Units(6)			54,800	1,180,392
Gary A. Kreitzer	4,415	95,099
Matthew G. McDevitt	76,659	1,651,235
2012 Performance Units(4)			9,448	203,510
2013 Performance Units(5)			26,516	571,155
2014 Performance Units(6)			28,280	609,151
Greg N. Lubushkin	65,151	1,403,353
2012 Performance Units(4)			8,164	175,853
2013 Performance Units(5)			24,988	538,242
2014 Performance Units(6)			26,650	574,041

(1)	Unvested restricted stock awards granted vest ratably over four years, and vest in one year with respect to the grant of shares of restricted stock to Mr. Kreitzer.

(2)

Market value has been calculated as the closing market price of our common stock at December 31, 2014 of $21.54, multiplied by the outstanding unvested restricted stock or performance unit awards (based on “target” performance levels) for each named executive officer.

(3)	Includes performance units at “target” performance levels.

(4)

The 2012 Performance Units were granted in January 2012 and were scheduled to vest on January 1, 2015 based on the company’s TSR versus the peer group during the three-year period ending December 31, 2014. In January 2015, none of the 2012 Performance Units vested for the named executive officers, and a total of 136,296 performance units were forfeited (based on “maximum” performance).

(5)

The 2013 Performance Units were granted in January 2013 and are scheduled to vest ratably on each of January 1, 2015 and 2016 based on the company’s TSR versus the peer group during the two- and three-year periods ending December 31, 2014 and 2015, respectively. For the performance units granted in January 2013 with a two-year performance period ended on December 31, 2014, 6,522, 3,342, 1,725 and 1,626 performance units vested for Messrs. Gold, Griffin, McDevitt and Lubushkin, respectively, and a total of 189,929 performance units were forfeited (based on “maximum” performance).

(6)

The 2014 Performance Units were granted in January 2014 and are scheduled to vest on January 1, 2017 based on the company’s TSR versus the peer group during the three-year period ending December 31, 2016.

STOCK VESTED

The table below provides information about performance units and restricted stock vesting for each of our named executive officers during the fiscal year ended December 31, 2014, except that it does not include performance units, restricted stock and LTIP units that vested on January 1, 2014 and instead includes performance units and restricted stock that vested on January 1, 2015. Performance units, restricted stock and LTIP units that vested on January 1, 2014 were reported in our 2014 proxy statement.

Name	Stock and Unit Awards
	Number of Shares or Units Acquired on Vesting(1)	Value Realized on Vesting(2)
Alan D. Gold	120,621	$2,598,176
R. Kent Griffin, Jr.	61,764	1,330,397
Gary A. Kreitzer	4,415	95,099
Matthew G. McDevitt	36,830	793,318
Greg N. Lubushkin	28,171	606,803

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	57

(1)

This column represents the aggregate of equity grants from January 5, 2011 through December 31, 2014 to the named executive officers that vested on January 1, 2015. Equity awards that vested on January 1, 2014 were reported in our 2014 proxy statement. For the performance units granted in January 2013 with a two-year performance period ended on December 31, 2014, 6,522, 3,342, 1,725 and 1,626 performance units vested for Messrs. Gold, Griffin, McDevitt and Lubushkin, respectively, and a total of 189,929 performance units were forfeited (based on “maximum” performance). For the performance units granted in January 2012 with a three-year performance period ended on December 31, 2014, none of the performance units vested for the named executive officers, and a total of 136,296 performance units were forfeited (based on “maximum” performance).

(2)	This column represents the value as calculated by multiplying the closing market price of our common stock at December 31, 2014 of $21.54 by the number of shares that vested.

NONQUALIFIED DEFERRED COMPENSATION

Our 2012 nonqualified deferred compensation plan permits executives and key management employees to elect, on a year-by-year basis, to defer up to 80% of their base salary and up to 100% of their bonus for payment in installments or in a lump sum at a future date selected by the executive at the time of the deferral election. Deferred amounts are fully vested and invested in investment accounts that mirror the investment accounts available under our 401(k) plan in which all employees may participate.

A participant must make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned.

A participant may elect to receive amounts deferred under our 2012 non-qualified deferred compensation plan on a date specified by the participant or upon the termination of such participant’s service with our company. In the event of a participant’s termination of service, all vested amounts in the participant’s account under the plan will be distributed in a lump sum upon such termination (or as soon as administratively feasible thereafter). In addition, if a change of control (as defined under the plan) occurs prior to any such date specified by the participant for distribution or the participant’s termination of service, payment of amounts in the participant’s account under the plan will be made in a lump sum as soon as administratively feasible following the change of control. During 2014, BioMed Realty did not contribute any amount to participants’ accounts under our 2012 non-qualified deferred compensation plan in addition to the compensation deferred by the participants.

Information regarding the participation in our nonqualified deferred compensation plan by our executive officers is summarized below. None of our executive officers received any payments of nonqualified deferred compensation during the year ended December 31, 2014.

Name	Executive Contributions in 2014(1)	Company Contributions in 2014	Aggregate Withdrawals/ Distributions	Aggregate Earnings in 2014(2)	Aggregate Balance at December 31, 2014(3)
Alan D. Gold	$ —	$ —	$ —	$ —	$ —
R. Kent Griffin, Jr.	—	—	—	—	—
Gary A. Kreitzer	—	—	—	—	—
Matthew G. McDevitt	—	—	—	—	—
Greg N. Lubushkin	517,188	—	—	—	1,098,430

(1)

Executive contributions consist of deferrals of salary and bonus that also are reported as compensation in the Summary Compensation Table. Timing differences between reporting bonus compensation in the Summary Compensation Table (which reports bonus amounts in the year for which they are earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in the accompanying table than the amounts that have been included in compensation reported in the Summary Compensation Table.

(2)	Earnings are measured as the difference in deferred account balances between the beginning and the end of the year minus executive contributions during the year.

(3)

Year-end balances consist of executive contributions and earnings on contributed amounts. All contributions have been included in the Summary Compensation Table for 2014 or prior years. Mr. Lubushkin’s aggregate balance in the plan at December 31, 2013 was $581,242.

SEVERANCE ARRANGEMENTS

The company entered into change in control and severance agreements with each of its executive officers. The change in control and severance agreements provide that, if an executive’s employment is terminated by us without

58	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

“cause” or by the executive for “good reason” (each as defined in the applicable change in control and severance agreement), the executive will be entitled to the following severance payments and benefits, subject to his or her execution and non-revocation of a general release of claims:

•	an amount, which we refer to as the severance amount, equal to the sum of the then-current annual base salary plus average bonus over the prior three years, multiplied by:

•	with respect to Messrs. Gold and Kreitzer, three, or

•	with respect to Messrs. Lubushkin, Bonanno and Klassen and Ms. Sztraicher, two,

50% of which amount shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable, and the remaining 50% of which amount will be paid in a lump sum on March 1 of the year following the calendar year in which the termination occurs,

•

an amount equal to the premiums for long-term disability insurance and life insurance for 12 months at the same level as in effect immediately preceding such termination, which shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable,

•

health benefits for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer,

•	up to $15,000 worth of outplacement services at our expense, and

•

100% of the unvested stock awards held by the executive will become fully vested and exercisable (other than any such awards the vesting of which is performance-based, the accelerated vesting of which, if any, will be governed by the terms of such awards).

Each change in control and severance agreement also provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within one year after a “change in control” (as defined in the applicable change in control and severance agreement), then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason. However, the entire severance amount shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable.

Each change in control and severance agreement also provides that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or disability. Specifically, each executive or, in the event of the executive’s death, his or her beneficiaries, will receive:

•	an amount equal to the then-current annual base salary,

•	health benefits for the executive and/or his or her eligible family members for 12 months following the executive’s termination of employment, and

•

in the event the executive’s employment is terminated as a result of his or her disability, we will pay, in a single lump sum payment, an amount equal to 12 months of premiums on the long-term disability and life insurance policies in effect for the executive immediately prior to the executive’s termination of employment.

If an executive’s employment is terminated by the company for “cause” or by the executive without “good reason,” the executive will not be entitled to any severance payment or benefits under the change in control and severance agreement.

None of the change in control and severance agreements provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code.

The change in control and severance agreements also contain standard confidentiality provisions, which apply indefinitely, and non-solicitation provisions, which apply during the term of the executive’s employment and for any period thereafter during which the executive is receiving payments from us.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	59

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that each of our named executive officers would be entitled to receive under his existing change in control and severance agreement upon termination of such executive’s employment in certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2014, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the company. In the event of a termination by the company for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table. Messrs. Berens, Bonanno and Klassen and Ms. Sztraicher were not executive officers as of December 31, 2014, and are therefore not included in the table. Mr. McDevitt ceased employment with the company in December 2014, and Mr. Griffin ceased employment with the company in February 2015, and each of their severance arrangements are described below under “Severance Payments.”

Name	Benefit	Termination w/o Cause or for Good Reason (apart from Change in Control)(1)	Termination w/o Cause or for Good Reason (in connection with Change in Control)(1)	Death	Disability(2)	Change in Control
Alan D. Gold	Severance Payment	$ 7,453,632	$ 7,453,632	$ 760,000	$ 760,000	$ —
	Accelerated Equity Award Vesting(3)	5,795,057	5,795,057	—	—	—
	Accelerated Performance Units(4)	2,913,974	5,169,643(5)	2,913,974	2,913,974	5,169,643(5)
	Medical Benefits(6)	27,635	27,635	18,423	18,423	—
	Long-Term Disability Benefits(7)	26,129	26,129	—	26,129	—
	Life Insurance Benefits(7)	6,745	6,745	—	6,745	—
	Outplacement Services	15,000	15,000	—	—	—

Total Value:		$ 16,238,172	$ 18,493,841	$ 3,692,397	$ 3,725,271	$ 5,169,643

R. Kent Griffin, Jr.	Severance Payment	$ 5,060,468	$ 5,060,468	$ 567,500	$ 567,500	$ —
	Accelerated Equity Award Vesting(3)	2,983,721	2,983,721	—	—	—
	Accelerated Performance Units(4)	1,513,487	2,669,323(5)	1,513,487	1,513,487	2,669,323(5)
	Medical Benefits(6)	33,703	33,703	22,468	22,468	—
	Long-Term Disability Benefits(7)	7,395	7,395	—	7,395	—
	Life Insurance Benefits(7)	1,489	1,489	—	1,489	—
	Outplacement Services	15,000	15,000	—	—	—

Total Value:		$ 9,615,263	$ 10,771,098	$ 2,103,455	$ 2,112,339	$ 2,669,323

60	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

Name	Benefit	Termination w/o Cause or for Good Reason (apart from Change in Control)(1)	Termination w/o Cause or for Good Reason (in connection with Change in Control)(1)	Death	Disability(2)	Change in Control
Gary A. Kreitzer	Severance Payment	$ 385,000	$ 385,000	$ 125,000	$ 125,000	$ —
	Accelerated Equity Award Vesting(3)	95,099	95,099	—	—	—
	Accelerated Performance Units(4)	—	—	—	—	—
	Medical Benefits(6)	27,394	27,394	18,263	18,263	—
	Long-Term Disability Benefits(7)	544	544	—	544	—
	Life Insurance Benefits(7)	126	126	—	126	—
	Outplacement Services	15,000	15,000	—	—	—

Total Value:		$ 523,163	$ 523,163	$ 143,263	$ 143,933	$ —

Greg N. Lubushkin	Severance Payment	$2,251,293	$2,251,293	$420,000	$420,000	$ —
	Accelerated Equity Award Vesting(4)	1,403,353	1,403,353	—	—	—
	Accelerated Performance Units(4)	726,027	1,288,135(5)	726,027	726,027	1,288,135(5)
	Medical Benefits(6)	1,355	1,355	903	903	—
	Long-Term Disability Benefits(7)	6,556	6,556	—	6,556	—
	Life Insurance Benefits(7)	4,635	4,635	—	4,635	—
	Outplacement Services	15,000	15,000	—	—	—
	Non-Qualified Deferred Compensation Payout	1,098,430	1,098,430	1,098,430	1,098,430	1,098,430

Total Value:		$ 5,506,649	$ 6,068,756	$ 2,245,360	$ 2,256,551	$ 2,386,565

(1)

In the event the executive’s employment is terminated without cause or for good reason, the executive receives the severance payment, regardless of whether such termination is in connection with a change in control. In the event the executive’s employment is terminated without cause or for good reason, other than within one year after a change in control, 50% of the severance payment will be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable and the remaining 50% will be paid in a lump sum on March 1 of the year following the calendar year during which the termination occurs. If the executive’s employment is terminated without cause or for good reason within one year after a change in control, the severance payment is paid in a single lump sum. The severance payment is an amount equal to the sum of the then-current annual base salary plus average bonus over the prior three years (or such lesser number of years as the executive has been employed by us), multiplied by (a) with respect to Messrs. Gold, Kreitzer and Griffin, three, or (b) with respect to Mr. Lubushkin, two. The calculations in the table are based on the annual base salary on December 31, 2014 and an averaging of the bonuses with respect to 2012, 2013 and 2014 performance.

(2)	This column assumes permanent disability (as defined in the change in control and severance agreements) for each executive at December 31, 2014.

(3)

For purposes of this calculation, each executive’s shares of unvested restricted stock on December 31, 2014 are multiplied by the closing market price of our common stock at December 31, 2014 of $21.54.

(4)

Pursuant to the terms of the performance unit awards, if the executive’s employment is terminated (a) without cause or for good reason apart from a change in control, (b) by reason of the executive’s death or (c) by reason of the executive’s disability, then the performance units continue to be eligible to vest at the same time (i.e., upon the earlier of the end of the performance period or the date of a change in control) and under the same performance conditions as set forth in the applicable agreements, except that the number of units that are eligible to vest is equal to the original number of units subject to the award multiplied by a fraction, (i) the numerator of which is equal to the number of whole months elapsed between the applicable grant date and the date of the executive’s termination, and (ii) the denominator of which is equal to the number of months in the applicable performance period. For purposes of determining the values set forth in these columns, the number of performance units that would vest

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	61

upon a termination without cause or for good reason apart from a change in control or as a result of death or disability (in each case effective December 31, 2014) was determined assuming performance during the performance period at “target” levels and proration of the awards based on the portion of the performance period elapsed between the applicable grant date and December 31, 2014. The resulting values were determined by multiplying the resulting number of performance units by the closing market price of our common stock at December 31, 2014 of $21.54.

(5)

Pursuant to the terms of the performance unit awards, upon the occurrence of a change in control (without regard to the executive’s termination of employment), the company’s performance relative to the performance objectives will be measured as of the date of the change in control and the resulting number of performance units will vest upon the change in control. As a result, if the executive’s employment is terminated without cause or for good reason at the time of a change in control, the company’s performance relative to the performance objectives will be measured as of the date of the change in control (as opposed to at the end of the performance period) and the resulting number of performance units will vest upon the change in control (without any proration). For purposes of determining these values upon a change in control or a termination without cause or for good reason in connection with a change in control, we have assumed that the executive’s termination occurs simultaneously with the change in control (in each case effective December 31, 2014). For purposes of determining these values, the number of performance units that would vest upon the date of the change in control was determined assuming performance through the date of the change in control at “target” levels. The resulting values were determined by multiplying the resulting number of performance units by the closing market price of our common stock at December 31, 2014 of $21.54.

(6)

If the executive’s employment is terminated without cause or for good reason, this figure represents the amount needed to pay for health benefits for the executive and his eligible family members for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination. If the executive’s employment is terminated by reason of the executive’s death or disability, this figure represents the amount needed to pay for health benefits for the executive and/or his eligible family members for 12 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination.

(7)

Represents the amount needed to pay, in a single lump sum, for premiums for long-term disability and life insurance for 12 months at the levels in effect for each executive officer as of December 31, 2014.

SEVERANCE PAYMENTS

In connection with Mr. McDevitt’s cessation of employment, the company entered into an employment transition and consulting agreement with Mr. McDevitt effective as of December 30, 2014, pursuant to which Mr. McDevitt agreed to provide certain consulting services to the company during the period from December 30, 2014 to December 30, 2017, subject to earlier termination. Pursuant to this transition agreement, and in lieu of any compensation payable to Mr. McDevitt under his change in control and severance agreement with the company, Mr. McDevitt received a lump sum cash payment in the amount of $2,910,915. In addition, shares of restricted stock and performance units previously granted to Mr. McDevitt continue to be eligible to vest during the consulting period. The restricted stock awards held by Mr. McDevitt will also vest in full upon the occurrence of a change in control of the company during the consulting period. The performance units held by Mr. McDevitt will be eligible to vest upon the occurrence of a change in control of the company during the consulting period in accordance with the terms of the award agreements. During the consulting period, Mr. McDevitt will be entitled to an annual cash retainer of $112,620, in addition to reimbursement of certain business expenses in connection with his performance of services under the transition agreement.

In connection with Mr. Griffin’s cessation of employment, the company entered into an employment transition and consulting agreement with Mr. Griffin effective as of February 25, 2015, pursuant to which Mr. Griffin agreed to provide certain consulting services to the company during the period from February 25, 2015 to January 1, 2018, subject to earlier termination. Pursuant to this transition agreement, and in lieu of any compensation payable to Mr. Griffin under his change in control and severance agreement with the company, Mr. Griffin received two cash payments totaling $5,128,711. In addition, 126,202 shares of restricted stock previously granted to Mr. Griffin became fully vested, and the performance units previously granted to Mr. Griffin continue to be eligible to vest during the consulting period. The performance units held by Mr. Griffin will also be eligible to vest upon the occurrence of a change in control of the company during the consulting period in accordance with the terms of the award agreements. During the consulting period, Mr. Griffin will be entitled to a monthly cash retainer of $10,000, in addition to reimbursement of certain business expenses in connection with his performance of services under the transition agreement.

62	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain equity compensation plan information for BioMed Realty as of December 31, 2014.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	518,497(1)	—	6,534,731
Equity compensation plans not approved by security holders	—	—	—

Total	518,497	—	6,534,731

(1)	Assumes issuance of 518,497 shares based on “target” performance of performance units outstanding at December 31, 2014.

RELATED PARTY TRANSACTIONS

We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our audit committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, or any successor provision, as then in effect, except that the $120,000 threshold stated therein shall be deemed to be $60,000.

Formation Transactions and Contribution of Properties

BioMed Realty Trust, Inc. was formed as a Maryland corporation on April 30, 2004. We also formed our operating partnership, BioMed Realty, L.P., as a Maryland limited partnership on April 30, 2004. In connection with our initial public offering in August 2004, we acquired interests in six properties through our operating partnership that were previously owned by limited partnerships and a limited liability company in which Messrs. Gold, Kreitzer and McDevitt, entities affiliated with them, and private investors and tenants who are not affiliated with them owned interests.

Redemption or Exchange of the Limited Partnership Units in our Operating Partnership

The limited partners of our operating partnership, including Messrs. Gold and Kreitzer, have the right to require our operating partnership to redeem all or a part of their units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock in exchange for such units, subject to certain ownership limits set forth in our charter. As of March 17, 2015, the limited partners of our operating partnership held units exchangeable for an aggregate of 5,083,400 shares of our common stock, assuming the exchange of units into shares of our common stock on a one-for-one basis.

2015 PROXY STATEMENT : BIOMED REALTY TRUST, INC.	63

Other Benefits to Related Parties

We have entered into a registration rights agreement with the limited partners in our operating partnership to provide registration rights to holders of common stock to be issued upon redemption of their units. Pursuant to the registration rights agreement, we have filed and caused to become effective a registration statement on Form S-3 for the registration of the common stock to be issued upon redemption of the units.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of such forms received by us and the written representations of the reporting persons, we believe that no reporting persons known to us were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during 2014.

OTHER MATTERS

Our board of directors does not know of any matter to be presented at the annual meeting which is not listed on the notice of annual meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in their discretion.

BENEFICIAL STOCKHOLDERS ARE URGED TO AUTHORIZE A PROXY BY INTERNET OR

TELEPHONE AS SOON AS POSSIBLE. ALL STOCKHOLDERS WHO RECEIVED PROXY

MATERIALS BY MAIL ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED

PROXY CARD IN THE ACCOMPANYING ENVELOPE.

By Order of the Board of Directors

Jonathan P. Klassen

Secretary

Dated: April 15, 2015

64	BIOMED REALTY TRUST, INC. : 2015 PROXY STATEMENT

BIOMED REALTY TRUST, INC.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualify.

For Against Abstain For Against Abstain For Against Abstain +

01 - Alan D. Gold 02 - Daniel M. Bradbury 03 - William R. Brody, M.D., Ph.D.

04 - Gary A. Kreitzer 05 - Theodore D. Roth 06 - Janice L. Sears

For Against Abstain For Against Abstain

2. Ratification of the appointment of KPMG LLP as the 3. To approve a nonbinding advisory resolution on Company’s independent registered public accounting the Company’s executive compensation. firm for the year ending December 31, 2015.

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holders.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such under signature(s). If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders.

The Company’s proxy statement and the annual report are available electronically at: www.biomedrealty.com/14ar

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BIOMED REALTY PROXY TRUST, SOLICITED INC. ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2015

The undersigned stockholder of BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Alan D.Gold and Gary A. Kreitzer, and each of them, as proxies for the undersigned with full power of substitution in each, to attend the annual meeting of the Company’s stockholders to be held on May 27, 2015 at 8:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)